Exhibit 10.2

U.S. $125,000,000

3-YEAR LETTER OF CREDIT AGREEMENT

Dated as of May 6, 2005

among

THE GAP, INC.

as Company,

THE SUBSIDIARIES OF THE COMPANY NAMED HEREIN,

as LC Subsidiaries,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as LC Issuer

i

	ARTICLE III

	PAYMENTS, TAXES, ETC.

SECTION 3.01	Payments and Computations	23

SECTION 3.02	Taxes	24

	ARTICLE IV

	CONDITIONS OF ISSUANCE

SECTION 4.01	Conditions Precedent to Effectiveness of this Agreement	28

SECTION 4.02	Conditions Precedent to Each Issuance	29

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Representations and Warranties of the Company	30

	ARTICLE VI

	COVENANTS OF THE COMPANY

SECTION 6.01	Affirmative Covenants	32

SECTION 6.02	Negative Covenants	33

SECTION 6.03	Financial Covenants	36

SECTION 6.04	Reporting Requirements	36

	ARTICLE VII

	EVENTS OF DEFAULT

SECTION 7.01	Events of Default	38

	ARTICLE VIII

	MISCELLANEOUS

SECTION 8.01	Amendments, Etc.	40

SECTION 8.02	Notices, Etc	41

SCHEDULES AND EXHIBITS

Schedules

Schedule I	-	Change of Control
Schedule II	-	Outstanding Balance of Existing Letters of Credit
Schedule III	-	LC Subsidiaries
Schedule IV	-	Plans
Schedule V	-	ERISA Matters
Schedule VI	-	Environmental Matters
Schedule VII	-	Existing Debt
Schedule VIII	-	Existing Liens

Exhibits

Exhibit A-1	-	Form of Opinion of Counsel to the Account Parties
Exhibit A-2	-	Form of Corporate Opinion of Special New York Counsel to the Account Parties
Exhibit B	-	Form of Compliance Certificate

3-YEAR LETTER OF CREDIT AGREEMENT, dated as of May 6, 2005 (this “Agreement”), among The Gap, Inc., a Delaware corporation (the “Company”), the LC Subsidiaries (as hereinafter defined) and HSBC Bank USA, National Association (the “LC Issuer”).

PRELIMINARY STATEMENTS:

(1) The Company, certain of its subsidiaries, and the LC Issuer entered into a Letter of Credit Agreement dated as of June 25, 2003 (the “Existing Letter of Credit Agreement”).

(2) The Company and the LC Subsidiaries are to enter into a 364-day letter of credit agreement on or about the date hereof with the LC Issuer, on substantially similar terms to the terms hereof (the “364-Day Agreement”).

(3) The Company, the LC Subsidiaries and the LC Issuer desire to enter into this Agreement to provide a trade letter of credit facility to the Company and the LC Subsidiaries as set forth below and, together with the 364-Day Agreement, to replace the Existing Letter of Credit Agreement.

NOW THEREFORE, the Company, the LC Subsidiaries and the LC Issuer agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Parties” means, collectively, the Company and each of the LC Subsidiaries.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Alternative Currency” means any lawful currency other than Dollars which is freely transferable and convertible into Dollars and which the LC Issuer can obtain in the ordinary course of its business.

“Applicable Issuing Office” means the office of the LC Issuer specified as its “Issuing Office” on the signature page hereto, or such other office of the LC Issuer as the LC Issuer may from time to time specify to the Company.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

Performance Level	Level 1	Level 2	Level 3	Level 4	Level 5	Level 6
Percentage Per Annum	0.100	0.125	0.150	0.200	0.250	0.375

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by the LC Issuer in New York, New York, from time to time, as the LC Issuer’s base rate;

(b) 1/2% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the LC Issuer on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the LC Issuer from three New York certificate of deposit dealers of recognized standing selected by the LC Issuer, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

(c) 1/2% per annum above the Federal Funds Rate.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City or San Francisco, California and a day on which wire transfers may be effectuated among member banks of the Federal Reserve System through use of the fedwire funds transfer system and if the applicable Business Day relates to any Letter of Credit denominated in an Alternative Currency, a day on which commercial banks are open for business in the country of issue of such Alternative Currency and on which dealings in such Alternative Currency are carried on by such commercial banks in such country of issue (if such Alternative Currency is other than the Euro) or if such Alternative Currency is the Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is in operation.

“Capital Lease” of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means the obligations of any Person to pay rent or other amounts under a Capital Lease, the amount of which is required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), and any regulations promulgated thereunder.

“Change of Control” means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; provided, that, the Person or group of Persons referred to in clauses (i) and (iii) of this definition of Change of Control shall not include any Person listed on Schedule I hereto or any group of Persons in which one or more of the Persons listed on Schedule I are members.

“Confidential Information” means certain non-public, confidential or proprietary information and material disclosed, from time to time, either orally, in writing, electronically or in some other form by the Company in connection with the LC Facility Documents. Confidential Information shall include, but not be limited to non-public, confidential or proprietary information, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, documentation, screens, icons, schematics, software programs, source documents and other MIS related information; contracts, customer lists, financial information, financial forecasts, sales and marketing plans and information and business plans, products and product designs; textile projections and results; ideas, designs and artwork for all types of marketing, advertising, public relations and commerce (including ideas, designs and artwork related to the World Wide Web and any Web Site of the Company or any Subsidiary); textile designs; advertising, strategies, plans and results; sourcing information; vendor lists, potential product labeling and marking ideas; all materials including, without limitation, documents, drawings, samples, sketches, designs, and any other information concerning, color palette and color standards furnished to the LC Issuer by the Company or any Subsidiary; customer base(s); and other non-public information relating to the Company’s or any Subsidiary’s business.

“Consolidated” and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements of the Company referred to in Section 5.01(e) hereof.

“Constitutive Documents” means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

“Debt” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price (excluding any deferred purchase price that constitutes an account payable incurred in the ordinary course of business) of property or services, (ii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or to purchase, redeem or acquire for value any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, (iii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement (other than under any such agreement which constitutes or creates an account payable incurred in the ordinary course of business) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (v) all Capital Lease Obligations, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) all Debt referred to in clause (i), (ii), (iii), (iv), (v), or (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt and (viii) all mandatorily redeemable preferred stock of such Person, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such redeemable preferred stock.

“Default” means an event which would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

“Dollars,” “dollars” and the sign “$” each means lawful money of the United States.

“Domestic Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Company that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

“EBITDA” means, for any period, Net Income plus, to the extent deducted in determining such Net Income, the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, all determined on a Consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Effective Date” has the meaning specified in Section 4.01 hereof.

“Effective Date Rating” means, with respect to the non-credit-enhanced long-term senior unsecured debt issued by the Company, BBB- by S&P and Baa3 by Moody’s.

“Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that, such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (a) a Subsidiary of the LC Issuer, (b) a Subsidiary of a Person of which the LC Issuer is a Subsidiary, or (c) a Person of which the LC Issuer is a Subsidiary; (iv) an Affiliate of the LC Issuer; (v) except with respect to an assignment of the obligation to Issue Letters of Credit, any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; and (vi) any other Person acceptable to the LC Issuer and, provided no Event of Default is continuing, the Company. No Account Party or any Affiliate thereof shall be an Eligible Assignee.

“Environmental Law” means any Requirement of Law relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances, (b) pollution or the protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, CERCLA, in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group of which the Company or any Subsidiary of the Company is a member or which is under common control with the Company or any Subsidiary of the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means a reportable event with respect to a Plan within the meaning of §4043 of ERISA.

“Euro” means the single currency of participating member states of the European Union.

“Events of Default” has the meaning specified in Section 7.01 hereof.

“Existing Letter of Credit Agreement” has the meaning specified in Preliminary Statement (1).

“Existing Letters of Credit” has the meaning specified in Section 2.10 hereof.

“Facility Amount” means $125,000,000 as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the LC Issuer from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means any quarter in any Fiscal Year, the duration of such quarter being defined in accordance with GAAP applied consistently with that applied in the preparation of the Company’s financial statements referred to in Section 5.01 (e) hereof.

“Fiscal Year” means a fiscal year of the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the amount equal to the sum of (i) Consolidated EBITDA and (ii) Lease Expense in each case for the Company and its Subsidiaries for such period, to (b) the sum of (i) Consolidated Interest Expense and (ii) Lease Expense, in each case for the Company and its Subsidiaries for such period.

“Foreign Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means, as of any date of determination, all indebtedness (including Capital Lease Obligations but excluding all accounts payable incurred in the ordinary course of business) of the Company and its Subsidiaries on a Consolidated basis that would (or would be required to) appear as liabilities for long-term Debt, short-term Debt, current maturities of Debt, and other similar interest-bearing obligations on a Consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Section 6.04.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Hazardous Substance” means (i) any hazardous substance or toxic substance as such terms are presently defined or used in § 101(14) of CERCLA (42 U.S.C. § 9601(14)), in 33 U.S.C. § 1251 et. seq. (Clean Water Act), or 15 U.S.C. § 2601 et. seq. (Toxic Substances Control Act) and (ii) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of “hazardous substance” or “toxic substance” for purposes of CERCLA or any other applicable law.

“Hedge Agreements” means (a) any and all interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Information Memorandum” means the information memorandum dated August 2004 prepared in connection with the Revolving Credit Agreement.

“Interest Expense” of any Person for any period means the aggregate amount of interest or fees paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person during such period, net of interest income, determined in accordance with GAAP.

“Issue” means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term “Issued” or “Issuance” shall have corresponding meanings.

“LC Collateral Account” means a deposit account in the name of the Company to be designated by the LC Issuer from time to time in which cash has been deposited as collateral security for the reimbursement of drawings under any outstanding Letters of Credit in accordance with Sections 2.15 and 7.01.

“LC Facility Documents” means, collectively, this Agreement, and each application or agreement and other documents delivered in connection with Letters of Credit pursuant to Section 2.03 hereof, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01 hereof.

“LC Issuer” means HSBC Bank USA, National Association or any Affiliate thereof as agreed to from time to time by the Company and the LC Issuer, that may from time to time Issue Letters of Credit for the account of the Company or for the account of any LC Subsidiary.

“LC Subsidiary” means, as of the date hereof, the Subsidiaries of the Company listed on Schedule III hereto and, after the date hereof, any other Subsidiary of the Company that may from time to time become a party hereto and in connection therewith such other Subsidiary shall execute such documents as are reasonably requested by the LC Issuer to evidence its agreement to be bound hereunder as an LC Subsidiary, and for whose account the LC Issuer may from time to time Issue Letters of Credit.

“Lease Expense” means, with respect to any Person, for any period for such Person and its subsidiaries on a Consolidated basis, lease and rental expense accrued during such period under all leases and rental agreements, other than Capital Leases and leases of personal property, determined in conformity with GAAP.

“Letter of Credit” means a Trade Letter of Credit which is in form and substance satisfactory to the LC Issuer, as amended, supplemented or otherwise modified from time to time.

“Letter of Credit Liability” means, as of any date of determination, all then existing liabilities of the Company and the LC Subsidiaries to the LC Issuer in respect of the Letters of Credit Issued for the Company’s account and for the account of the LC Subsidiaries, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount (the determination of such maximum amount to assume compliance with all conditions for drawing) then available to be drawn under such Letters of Credit (including, without limitation, amounts available under such Letters of Credit for which a draft has been presented but not yet honored) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the LC Issuer under such Letters of Credit. For the purposes of determining the Letter of Credit Liability, the face amount of Letters of Credit outstanding in an Alternative Currency shall be expressed as the equivalent of such Alternative Currency in Dollars as determined in Section 2.11(a) hereof.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount equal to Consolidated Funded Debt for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, to (b) Consolidated EBITDA for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, in each case for the Company and its Subsidiaries as of such date.

“Lien” means any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after acquired property or rights), or any preferential arrangement with respect to property or rights (including after acquired property or rights) which has the practical effect of constituting a security interest or lien.

“Loan Party” has the meaning assigned to such term in the Revolving Credit Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole; provided, that a downgrade of the Company’s public debt ratings or a Negative Pronouncement shall not by itself be deemed to be a material adverse change; provided, further, the occurrence or subsistence of any such material adverse change which has been disclosed (a) by the Company in any filing made with the Securities and Exchange Commission prior to the date of this Agreement, (b) by the Company in a public announcement prior to the date of this Agreement, or (c) in the Information Memorandum, shall not constitute a Material Adverse Change.

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

“Material LC Subsidiary” means, at any date of determination, an LC Subsidiary that, either individually or together with its Subsidiaries, taken as a whole, has assets exceeding      percent (    %) of the consolidated total assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Negative Pronouncement” means a public announcement by either S&P or Moody’s in respect to a possible downgrade of, or negative outlook with respect to, the public debt rating of the Company.

“Net Income” of any Person means, for any period, net income before (i) extraordinary items, (ii) the results of discontinued operations and (iii) the effect of any cumulative change in accounting principles, determined in accordance with GAAP.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(e) hereof. Without limiting the generality of the foregoing, the Obligations of the Account Parties under the LC Facility Documents include (a) the obligation to pay any reimbursement amount, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnity payments and other amounts payable by any Account Party under any LC Facility Document and (b) the obligation of any Account Party to reimburse any amount in respect of any of the foregoing items that the LC Issuer, in its sole discretion, may elect to pay or advance on behalf of such Account Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Other LC Facilities” means the letter of credit facilities entered into on or about the date hereof among the Company, the L/C Subsidiaries and each of Bank of America, N.A., HSBC Bank, National Association and JPMorgan Chase Bank, each on terms substantially similar to the terms hereof and of the 364-Day Agreement, respectively, as each such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“Other Taxes” has the meaning specified in Section 3.02(b) hereof.

“Payment Office” means the office of the LC Issuer as shall be from time to time selected by the LC Issuer and notified by the LC Issuer to the Company and the LC Subsidiaries.

“Performance Level” means Performance Level 1, Performance Level 2, Performance Level 3, Performance Level 4, Performance Level 5, or Performance Level 6, as identified by reference to the public debt rating and Leverage Ratio in effect on such date as set forth below:

Performance Level	Public Debt Rating

Level 1	Long-term senior unsecured Debt of the Company rated at least A- by S&P or A3 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 2	Long-term senior unsecured Debt of the Company rated less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 3	Long-term senior unsecured Debt of the Company rated less than Level 2 but at least BBB by S&P or Baa2 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 4	Long-term senior unsecured Debt of the Company rated less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s or the Leverage Ratio is less than or equal to 1.50:1.00

Level 5	Long-term senior unsecured Debt of the Company rated less than Level 4 but at least BB+ by S&P or Ba1 by Moody’s or the Leverage Ratio is less than or equal to 1.75:1.00

Level 6	Long-term senior unsecured Debt of the Company rated less than Level 5 or the Leverage Ratio is greater than 1.75:1.00

For purposes of this definition, the Performance Level shall be determined by the applicable public debt rating or Leverage Ratio as follows: (a) the public debt ratings above shall be determined as follows: (i) the public debt ratings shall be determined by the then-current rating announced by either S&P or Moody’s, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Company, (ii) if only one of S&P and Moody’s shall have in effect a public debt rating, the Performance Level shall be determined by reference to the available rating; (iii) if neither S&P nor Moody’s shall have in effect a public debt rating, the applicable Performance Level will be Performance Level 6; (iv) if the ratings on the Company’s long-term senior unsecured debt established by S&P and Moody’s shall fall within different levels, the public debt rating will be determined by the higher of the two ratings, provided, that, in the event that the lower of such ratings is more than one level below the higher of such ratings, the public debt rating will be determined based upon the level that is one level above the lower of such ratings; (v) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (vi) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; (b) the Leverage Ratio shall be determined on the basis of the most recent certificate of the Company to be delivered pursuant to Section 6.04(c) for the most recently ended Fiscal Quarter or Fiscal Year and any change in the Leverage Ratio shall be effective one Business Day after the date on which the LC Issuer receives such certificate; provided, that until the Company has delivered to the LC Issuer such certificate pursuant to Section 6.04(c) in respect of the first Fiscal Quarter of 2005, the Leverage Ratio shall be deemed to be at Level 3; provided, further, that for so long as the Company has not delivered such certificate when due pursuant to Section 6.04(c), the Leverage Ratio shall be deemed to be at the level set forth in Level 6 until the respective certificate is delivered to the LC Issuer; and (c) the Performance Level shall be determined in accordance with the Company’s respective public debt rating and Leverage Ratio, provided, that, if the Company’s public debt rating and the Leverage Ratio shall fall within different levels, the Performance Level will be determined by the higher of the public debt rating and the Leverage Ratio, provided, further, that, in the event that the lower of the Company’s public debt rating and the Leverage Ratio is more than one level below the higher of the Company’s public debt rating and the Leverage Ratio, the Performance Level shall be determined based upon the level that is one level above the lower of the Company’s public debt rating and the Leverage Ratio.

“Permitted Liens” means:

(i) Liens for taxes, assessments or governmental charges or levies to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established;

(ii) Liens imposed by law, such as materialman’s, mechanic’s, carrier’s, worker’s, landlord’s and repairman’s Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings and for which reserves required by GAAP have been established;

(iii) pledges or deposits in the ordinary course of business to secure obligations (including to secure letters of credit posted in connection therewith) under worker’s compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts (including insurance contracts issued by insurance companies which are Subsidiaries of the Company) entered into in the ordinary course of business or of public or statutory obligations, bids, or appeal bonds;

(iv) zoning restrictions, easements, licenses, landlord’s Liens or restrictions on the use of property which do not materially impair the use of such property in the operation of the business of the Company or any of its Subsidiaries;

(v) Liens upon assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease;

(vi) Liens of the Company and its Subsidiaries not described in the foregoing clauses (i) through (v) existing on the Effective Date and listed on Schedule VIII and any extensions, renewals or replacements of such Liens for the same or lesser amount, provided, that, no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(vii) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(f); and

(viii) Liens arising out of or pursuant to this Agreement and the Other LC Facilities.

“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate for its employees and subject to Title IV of ERISA.

“Requirements of Law” means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations and awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

“Responsible Officer” means, with respect to any certificate, report or notice to be delivered or given hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer or treasurer of the Company or other executive officer of the Company who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report or notice.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of August 30, 2004 between the Company, certain of its Subsidiaries and the banks and financial institutions listed therein, as such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust or other Person of which more than 50% of the outstanding capital stock (or similar property right in the case of partnerships and trusts and other Persons) having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships and trusts and other Persons) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary LC Obligations” has the meaning specified in Section 2.12(b) hereof.

“Tangible Net Worth” means the consolidated shareholder’s equity of the Company and its Subsidiaries, determined in accordance with GAAP less goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

“Taxes” has the meaning specified in Section 3.02(a) hereof.

“Termination Date” means the third anniversary of the date of this Agreement, or the earlier date of termination of the obligation of the LC Issuer to issue Letters of Credit pursuant to Section 7.01 hereof.

“364-Day Agreement” has the meaning set forth in the Preliminary Statements hereto.

“Total Assets” means, as of any date of determination, the consolidated assets of the Company and its Subsidiaries at the end of the Fiscal Quarter immediately preceding such date, determined in accordance with GAAP.

“Trade Letter of Credit” means a direct-pay trade or documentary letter of credit issued for the benefit of a vendor in connection with the purchase of goods by the Company or any of its Subsidiaries in the ordinary course of business.

“UCP” has the meaning specified in Section 2.08 hereof.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied in a consistent manner with that applied in the preparation of the financial statements referred to in Section 5.01 (e) hereof.

ARTICLE II

AMOUNTS AND TERMS OF LETTERS OF CREDIT

SECTION 2.01 Letters of Credit. The LC Issuer agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Company or any LC Subsidiary, one or more Letters of Credit from time to time during the period from the date of this Agreement until the day that is five Business Days prior to the Termination Date in an aggregate undrawn amount not to exceed at any time the Facility Amount in effect at such time (inclusive of the Dollar equivalent of Letters of Credit Issued in Euro, or in any other Alternative Currency if the LC Issuer agrees to issue Letters of Credit in such other Alternative Currency), each such Letter of Credit upon its Issuance to expire on or before the date which occurs one year from the date of its initial Issuance; provided, however, that the LC Issuer shall not be obligated to, and shall not, Issue any Letter of Credit if:

(a) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect; or

(b) the LC Issuer shall have notified the Company that no further Letters of Credit are to be Issued by the LC Issuer due to failure to meet any of the applicable conditions set forth in Article IV, and such notice has not been withdrawn.

Within the limits of the obligations of the LC Issuer set forth above and in Section 2.02 hereof, the Company and each LC Subsidiary may request the LC Issuer to Issue one or more Letters of Credit, reimburse the LC Issuer for payments made thereunder pursuant to Section 2.04(a) hereof and request the LC Issuer to Issue one or more additional Letters of Credit under this Section 2.01.

SECTION 2.02 Limitation on Obligation to Issue Letters of Credit Denominated in Alternative Currencies. The LC Issuer agrees to Issue from time to time Letters of Credit denominated in Euro and in its sole discretion upon request agrees to Issue from time to time Letters of Credit denominated in other Alternative Currencies, provided, that the LC Issuer shall not be obligated to Issue any Letter of Credit denominated in Euro if, after giving effect to the Issuance of any such Letter of Credit denominated in Euro, the then outstanding aggregate amount of all Letter of Credit Liability with respect to all Letters of Credit denominated in Euro equals or exceeds (on a Dollar equivalent basis) $50,000,000.

SECTION 2.03 Issuing the Letters of Credit. Each Letter of Credit shall be Issued on a Business Day on reasonable prior notice by hand delivery, telecopier or transmitted by electronic communication (if arrangements for doing so have been approved by the LC Issuer) from the Company or any LC Subsidiary, as the case may be, to the LC Issuer as provided in the application and agreement governing such Letter of Credit specifying the date, amount, currency, expiry and beneficiary thereof, accompanied by such documents as the LC Issuer may specify to the Company or LC Subsidiary, as the case may be, in form and substance satisfactory to the LC Issuer. On the date specified by the Company or LC Subsidiary, as the case may be, in such notice and upon fulfillment of the applicable conditions set forth in Section 2.01 hereof, the LC Issuer will Issue such Letter of Credit.

SECTION 2.04 Reimbursement Obligations. The Company or the appropriate LC Subsidiary, as the case may be, shall:

(a) pay to the LC Issuer an amount equal to, and in reimbursement for, each amount which the LC Issuer pays under any Letter of Credit not later than the date which occurs one Business Day after notice from the LC Issuer to the Company of the payment of such amount by the LC Issuer under such Letter of Credit; and

(b) pay to the LC Issuer interest on each amount which the LC Issuer pays under any Letter of Credit from the date on which the LC Issuer pays such amount until such amount is reimbursed in full to the LC Issuer pursuant to subclause (i) above, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the Base Rate in effect from time to time.

SECTION 2.05 Letter of Credit Facility Fees. The Company hereby agrees to pay to the LC Issuer a letter of credit facility fee, accruing from the date hereof until the Termination Date, at a rate per annum equal to the Applicable Margin in effect from time to time (i) on the Facility Amount in effect from time to time from and after such date (regardless of the actual or deemed usage thereof), payable quarterly in arrears on the last day of each January, April, July and October and on the Termination Date and (ii) on the aggregate amount of Letter of Credit Liability under all Letters of Credit that are outstanding beyond the Termination Date payable in arrears on the last day of each January, April, July and October after the Termination Date and on the first day after the Termination Date on which no Letters of Credit are outstanding.

SECTION 2.06 Indemnification; Nature of the LC Issuer’s Duties. (a) The Company agrees to indemnify and save harmless the LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the LC Issuer from paying any amount under any Letter of Credit; provided, that, the LC Issuer shall not be indemnified for any of the foregoing caused by its gross negligence or willful misconduct.

(b) The obligations of the Company and each LC Subsidiary hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or this Agreement or any agreement or instrument relating thereto;

(b) the existence of any claim, setoff, defense or other right which the Company or any LC Subsidiary may have at any time against the beneficiary, or any transferee, of any Letter of Credit, the LC Issuer, or any other Person;

(c) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

(e) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(f) any exchange, release or non-perfection of any collateral, or any release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company or an LC Subsidiary in respect of the Letters of Credit;

(g) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Company or any LC Subsidiary in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement;

(h) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

(i) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(j) any other circumstance or happening whatsoever, whether or not similar to the foregoing; provided, that, notwithstanding the foregoing, the LC Issuer shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

SECTION 2.07 Increased Costs. (a) Change in Law. If, at any time after the date of this Agreement, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by or deposits in or for the account of, the LC Issuer or (ii) impose on the LC Issuer any other condition regarding this Agreement or the Letters of Credit or any collateral thereon, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost (other than an increase in taxes, which increase is dealt with exclusively in Article III) to the LC Issuer of issuing, maintaining or funding the Letters of Credit, then, upon demand by the LC Issuer, the Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer for such increased cost; provided, that, the Company shall have no obligation to reimburse the LC Issuer for increased costs incurred more than 60 days prior to the date of such demand. A certificate as to the amount of such increased cost setting forth the basis for the calculation of such increased costs, submitted by the LC Issuer to the Company, shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital. If, at any time after the date of this Agreement, the LC Issuer determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the LC Issuer or any corporation controlling the LC Issuer and that the amount of such capital is increased by or based upon the existence of the LC Issuer’s commitment hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon written demand by the LC Issuer, the

Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer or such corporation in the light of such circumstances, to the extent that the LC Issuer reasonably determines such increase in capital to be allocable to the existence of the LC Issuer’s commitment hereunder; provided, that, the Company shall have no obligation to pay such compensatory amounts that relate to an actual increase in the capital of the LC Issuer undertaken by the LC Issuer more than 60 days prior to the date of such demand. A certificate as to such amounts setting forth the basis for the calculation of such amount submitted to the Company by the LC Issuer shall be conclusive and binding for all purposes, absent manifest error.

(c) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.07 shall survive the payment in full (after the Termination Date) of all Obligations.

(d) Without affecting its rights under Sections 2.07(a) or 2.07(b) hereof or any other provision of this Agreement, the LC Issuer agrees that if there is any increase in any cost to or reduction in any amount receivable by the LC Issuer with respect to which the Company would be obligated to compensate the LC Issuer pursuant to Sections 2.07(a) or 2.07(b) hereof, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office, which would not result in any such increase in any cost to or reduction in any amount receivable by the LC Issuer; provided, however, that the LC Issuer shall not be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that (i) as a result of such selection the LC Issuer would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of the LC Issuer.

SECTION 2.08 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (“UCP”) shall in all respects be deemed a part of this Article II as if incorporated herein and shall apply to the Letters of Credit.

SECTION 2.09 Reductions in Facility Amount. The Company shall have the right, upon at least three Business Days’ notice to the LC Issuer, to reduce in whole or in part the Facility Amount, provided, that, each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and no such reduction shall reduce the Facility Amount below the then outstanding aggregate amount of all Letter of Credit Liability.

SECTION 2.10 Existing Letters of Credit/Deemed Letters of Credit. (a) Existing Letters of Credit. There currently are outstanding certain Trade Letters of Credit issued by the LC Issuer under the Existing Letter of Credit Agreement the outstanding balance of each of which is set forth on Schedule II hereto (as such Schedule may be modified between the date hereof and the fifth Business Day after the Effective Date) (collectively, the “Existing Letters of Credit”). From and after the date hereof and upon fulfillment of the conditions to initial Issuance specified in Section 4.01 hereof, each such Existing Letter of Credit shall be deemed and treated for all purposes hereof (including, without limitation, the calculation of fees payable under Section 2.05 hereof, and calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder, any participation interest existing prior to the date hereof of the LC Issuer in such Existing Letters of Credit shall, without further action on its part, be deemed extinguished in full and the LC Issuer, without further act on its part, shall be deemed to have Issued each such Existing Letter of Credit as provided in Section 2.01 hereof.

(b) Deemed Letters of Credit. The Company may, not less than 30 days prior to the date upon which the 364-Day Agreement will terminate (the “364-Day Termination Date”) deliver a notice to the LC Issuer (the “Notice of Election”), notifying the LC Issuer that the Company is electing to treat certain letters of credit issued under the 364-Day Agreement as issued under this Agreement. On the 364-Day Termination Date, and upon fulfillment of the conditions to Issuance set forth in Section 4.02 hereof, any letter of credit issued pursuant to the terms of the 364-Day Agreement and identified by the Company not less than five days prior to the 364-Day Termination Date in a written notice to the LC Issuer as being the subject of this Section 2.10(b) shall be deemed and treated for all purposes hereof (including, without limitation, calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder and the LC Issuer, without further act on its part, shall be deemed to have Issued each such letter of credit as provided in Section 2.01 hereof; provided, however, that the LC Issuer shall not be obligated to, and shall not, treat any such letter of credit as having been Issued hereunder if, after giving effect to the deemed Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect.

SECTION 2.11 Currency Provisions.

(a) Equivalents. For purposes of the provisions of Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange Dollars for such Alternative Currency in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange such Alternative Currency for Dollars in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined.

(b) Commitment. For purposes of determining the unused portion of the Facility Amount of the LC Issuer specified in Section 2.01 hereof, the equivalent in Dollars of each Letter of Credit issued by the LC Issuer in an Alternative Currency as determined on the date of the Issuance of such Letter of Credit shall be the amount of the Facility Amount of the LC Issuer used in connection with the Issuance of such Letter of Credit. Further adjustments shall be made with respect to the unused portion of the Facility Amount of the LC Issuer to Issue Letters of Credit based upon fluctuations thereafter in the value of the Alternative Currency of such Letter of Credit as provided in subsection (c) below.

(c) Mark to Market. If, on any day, the equivalent in Dollars of the aggregate face amount of all Letters of Credit then outstanding exceeds the Facility Amount then in effect, the Company shall, upon demand by the LC Issuer, immediately deposit with the LC Issuer, in Dollars, (i) the Dollar amount of such excess plus (ii) a Dollar amount equal to the lesser of (A) $1,000,000 and (B) 5% of the Dollar equivalent of all then existing Letter of Credit Liability relating to Letters of Credit denominated in Alternative Currencies, which amount shall be held by the LC Issuer as collateral for the Company’s and LC Subsidiaries’ obligations with respect to outstanding Letters of Credit.

SECTION 2.12 Company Guaranty.

(a) Generally. The LC Issuer may, from time to time, Issue Letters of Credit for the account of each LC Subsidiary provided, that, the reimbursement and other obligations of each such LC Subsidiary are and remain unconditionally guaranteed by the Company pursuant to this Section 2.12.

(b) Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the LC Subsidiaries now or hereafter existing under this Agreement with respect to Letters of Credit issued for the account of any of the LC Subsidiaries, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for reimbursement obligations, interest, fees, expenses or otherwise (such obligations being the “Subsidiary LC Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses in accordance with Section 8.04 hereof) incurred by the LC Issuer in enforcing any rights hereunder with respect to the Subsidiary LC Obligations. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts which constitute part of the Subsidiary LC Obligations and would be owed by any LC Subsidiary to the LC Issuer hereunder, or under the Letters of Credit issued for the account of an LC Subsidiary, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such LC Subsidiary.

(c) Guaranty Absolute. The Company guarantees that the Subsidiary LC Obligations will be paid strictly in accordance with the terms hereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the LC Issuer with respect thereto. The obligations of the Company hereunder are independent of the Subsidiary LC Obligations and a separate action or actions may be brought and prosecuted against the Company to enforce the guaranty contained in this Section 2.12, irrespective of whether any action is brought against any LC Subsidiary or whether any LC Subsidiary is joined in any such action or actions. The liability of the Company under the guaranty contained in this Section 2.12 shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Subsidiary LC Obligations or any agreement or instrument relating thereto against any LC Subsidiary or any other Person;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary LC Obligations, or any other amendment or waiver of or any consent to departure herefrom with respect to Letters of Credit issued for the account of an LC Subsidiary including, without limitation, any increase in the Subsidiary LC Obligations resulting from the Issuance of Letters of Credit beyond the aggregate limitation specified in Section 2.01 hereof to any and all LC Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subsidiary LC Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Subsidiary LC Obligations, or any manner of sale or other disposition of any collateral for all or any of the Subsidiary LC Obligations or any other assets of an LC Subsidiary;

(e) any change, restructuring or termination of the corporate structure or existence of an LC Subsidiary or any LC Subsidiary’s lack of corporate power or authority; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a third party guarantor.

The guaranty provided in this Section 2.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Subsidiary LC Obligations is rescinded or must otherwise be returned by the LC Issuer upon the insolvency, bankruptcy or reorganization of an LC Subsidiary or otherwise, all as though such payment had not been made.

(d) Waivers. The Company hereby waives, to the extent permitted by applicable law:

(a) any requirement that the LC Issuer secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any LC Subsidiary or any other Person or any collateral;

(b) any defense arising by reason of any claim or defense based upon an election of remedies by the LC Issuer (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any LC Subsidiary or any other Person or any collateral;

(c) any defense arising by reason of the failure of any LC Subsidiary to properly execute any letter of credit application and agreement or otherwise comply with applicable legal formalities;

(d) any defense or benefits that may be derived from California Civil Code §§ 2808, 2809, 2810, 2819, 2845 or 2850, or California Code of Civil Procedure §§ 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

(e) any duty on the part of the LC Issuer to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any LC Subsidiary and its respective assets now known or hereafter known by the LC Issuer;

(f) all benefits of any statute of limitations affecting the Company’s liability under or the enforcement of the guaranty provided in this Section 2.12 or any of the Subsidiary LC Obligations or any collateral;

(g) all setoffs and counterclaims;

(h) promptness, diligence, presentment, demand for performance and protest;

(i) notice of nonperformance, default, acceleration, protest or dishonor;

(j) except for any notice otherwise required by applicable laws that may not be effectively waived by the Company, notice of sale or other disposition of any collateral; and

(k) notice of acceptance of the guaranty provided in this Section 2.12 and of the existence, creation or incurring of new or additional Subsidiary LC Obligations.

SECTION 2.13 Dollar Payment Obligation. Notwithstanding any other term or provision hereof to the contrary, if the Company or any LC Subsidiary fails to reimburse the LC Issuer for any payment made by the LC Issuer under a Letter of Credit denominated in an Alternative Currency by the close of business on the Business Day when due at the Payment Office specified for such reimbursement payment, then the payment made by the LC Issuer in such Alternative Currency shall be converted into Dollars (the “Dollar Payment Amount”) by the LC Issuer as provided for herein, and each of the Company and each LC Subsidiary for whose account such Letter of Credit was Issued agrees that it shall be unconditionally obligated to, and shall immediately, reimburse the LC Issuer the Dollar Payment Amount at the LC Issuer’s then Payment Office for Dollars.

SECTION 2.14 Applications; Survival of Provisions. This Agreement shall control over any provision of any application and agreement for Letters of Credit to the contrary, but additive or supplemental provisions of any such application and agreement shall apply to each Letter of Credit Issued pursuant to such application and agreement. The provisions in this Article shall survive the Termination Date in respect of all Letters of Credit outstanding thereafter.

SECTION 2.15 Letters of Credit Outstanding on Termination Date. On the Termination Date, the Company or the LC Subsidiaries, as the case may be, in respect of all Letters of Credit then issued and outstanding shall either:

(a) Deposit into the LC Collateral Account held by the LC Issuer cash (in Dollars) in an amount equal to the undrawn amount of such Letters of Credit on such date as security for the reimbursement of drawings thereunder which shall be used to reimburse the LC Issuer promptly upon a drawing under any such Letter of Credit, with the respective portion thereof to be returned to the Company when the respective Letter of Credit expires or is returned to the LC Issuer, and in connection therewith the Company shall execute all documents reasonably required by the LC Issuer; or

(b) Elect that such Letters of Credit be deemed issued pursuant to the terms of the Revolving Credit Agreement or any other agreement under which letters of credit may be issued and the LC Issuer is an issuing bank (in each case to the extent permitted by the terms of such agreement), following which election such Letters of Credit shall be deemed terminated according to the provisions of this Agreement and issued pursuant to the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be; provided, that in each case sufficient availability exists at such time under the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be, to permit the relevant Letters of Credit to be deemed issued thereunder.

SECTION 2.16 LC Subsidiaries. Any Subsidiary of the Company not an LC Subsidiary on the date hereof may become an “LC Subsidiary” hereunder by delivering to the LC Issuer appropriate authorizations in respect of it entering into this Agreement, a letter of credit agreement supplement in substantially the form of Exhibit D hereto (each a “Letter of Credit Agreement Supplement”), wherein such Subsidiary agrees to be bound by all terms and provisions of this Agreement relating to Letters of Credit to be issued for the account of such Subsidiary and delivers a written consent of the Company assenting to the inclusion of such Subsidiary as an “LC Subsidiary” hereunder, provided, that, no Subsidiary shall become an “LC Subsidiary” until the LC Issuer shall have notified the Company in writing that such Letter of Credit Agreement Supplement and consent are in form and substance satisfactory to the LC Issuer.

ARTICLE III

PAYMENTS, TAXES, ETC.

SECTION 3.01 Payments and Computations. (a) Except as otherwise provided in Section 3.02 hereof, the Company and each LC Subsidiary, as the case may be, shall make each payment with respect to the Letters of Credit and the LC Issuer free and clear of all claims, charges, offsets or deductions whatsoever not later than (i) if such payment relates to letter of credit facility fees or amounts (other than reimbursements for payments in an Alternative Currency made under Letters of Credit) or if such payment relates to a Letter of Credit denominated in Dollars, 1:00 P.M. (New York City time) on the day when due in Dollars to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds and (ii) if such payment relates to reimbursement of a Letter of Credit denominated in an Alternative Currency, (A) in such Alternative Currency, at the LC Issuer’s Payment Office therefor so long as such payment is made by the close of business on the Business Day when due and (B) thereafter in Dollars (at the then Dollar equivalent of the amount due on such preceding Business Day), by 1:00 P.M. (New York City time) to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds as provided in Section 2.13 above.

(b) The Company and each LC Subsidiary hereby authorize the LC Issuer, if and to the extent payment owed to the LC Issuer is not paid when due hereunder to charge from time to time against any or all of the Company’s or such LC Subsidiary’s accounts with the LC Issuer any amount so due (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary).

(c) All computations of interest based on the Base Rate and of letter of credit facility fees shall be made by the LC Issuer on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or letter of credit facility fees are payable. Each determination by the LC Issuer of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or letter of credit facility fee, as the case may be.

SECTION 3.02 Taxes. (a) Any and all payments by the Company and each LC Subsidiary hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction under the laws of which the LC Issuer is organized or any political subdivision thereof and taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction of the

LC Issuer’s Applicable Issuing Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Company or any LC Subsidiary shall be required by applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable under any LC Facility Document to the LC Issuer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.02) the LC Issuer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such LC Subsidiary shall make such deductions, (iii) the Company or respective LC Subsidiary shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after the date of any payment of Taxes, the Company or respective LC Subsidiary shall furnish to the LC Issuer, at its address referred to on the signature page hereto, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefore, or other evidence of payment thereof that is reasonably satisfactory to the LC Issuer.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performance under or otherwise with respect to, this Agreement or the Letters of Credit (hereinafter referred to as “Other Taxes”).

(c) The Company or the respective LC Subsidiary will indemnify the LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 3.02) imposed on or paid by the LC Issuer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A reimbursement shall be made within 30 days from the date the LC Issuer makes written demand therefor. The LC Issuer shall give prompt (within 10 Business Days) notice to the Company of the payment by the LC Issuer of such amounts payable by the Company under the indemnity set forth in this subsection (c), and of the assertion by any governmental or taxing authority that such amounts are due and payable, but the failure to give such notice shall not affect the Company’s or any LC Subsidiary’s obligations hereunder to reimburse the LC Issuer for such Taxes or Other Taxes or Taxes imposed or asserted on amounts payable under this Section 3.02, except that neither the Company nor any LC Subsidiary shall be liable for penalties or interest accrued or incurred from the commencement of such 10 Business Day period until 10 Business Days after it receives the notice contemplated above, after which time it shall be liable for interest and penalties accrued or incurred prior to such 10 Business Day period and accrued or incurred beginning 10 Business Days after such receipt. Neither the Company nor any LC Subsidiary shall be liable for any penalties, interest, expense or other liability with respect to such Taxes or Other Taxes after it has reimbursed the amount thereof to the LC Issuer.

(d) If the LC Issuer is organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company (but only so long as the LC Issuer remains lawfully able to do so), it shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the LC Issuer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest payable by the Company or certifying that the interest is effectively connected with the conduct of a trade or business in the United States. Similarly, with respect to each LC Subsidiary organized under the laws of a jurisdiction outside the United States, the LC Issuer, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company or such LC Subsidiary (but only so long as the LC Issuer remains lawfully able to do so), shall provide the Company or such LC Subsidiary with appropriate documentation certifying applicable exemptions from withholding tax imposed by any jurisdiction on payments of interest payable by such LC Subsidiary. If the forms provided by the LC Issuer at the time the LC Issuer first becomes a party to this Agreement indicate a withholding tax (including, without limitation, United States interest withholding) tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” unless and until the LC Issuer provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided however, that, if at the date of any assignment pursuant to Section 8.07 hereof, the LC Issuer assignor was entitled to payments under subsection (a) of this Section 3.02 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the assignee on such date.

(e) For any period with respect to which the LC Issuer has failed to provide the Company or any LC Subsidiary with the appropriate form described in Section 3.02(d) hereof (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first two sentences of subsection (d) above), the LC Issuer shall not be entitled to indemnification, and for purposes of clarification, neither the Company nor any LC Subsidiary shall be required to increase any amounts payable to the LC Issuer under Sections 3.02(a) or 3.02(c) hereof with respect to Taxes or Other Taxes imposed by any jurisdiction (including, without limitation, the United States); provided, however, that should the LC Issuer become subject to Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the LC Issuer shall reasonably request to assist the LC Issuer to recover such Taxes or Other Taxes.

(f) Without affecting its rights under this Section 3.02 or any provision of this Agreement, the LC Issuer agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to the LC Issuer or its Applicable Issuing Office with respect to which the Company or any LC Subsidiary would be obligated pursuant to this Section 3.02 to increase any amounts payable to the LC Issuer or to pay any such Taxes or Other Taxes, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no LC Issuer shall be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that as a result of such selection the LC Issuer would be in violation of an applicable law, regulation, or treaty, or would incur unreasonable additional costs or expenses.

(g) In the event that an additional payment is made under this Section 3.02 for the account of the LC Issuer and the LC Issuer, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, the LC Issuer shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company or LC Subsidiary, as the case may be, such amount as the LC Issuer shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave the LC Issuer (after such payment) in no worse position than it would have been in if the Company or LC Subsidiary had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of the LC Issuer to arrange its tax affairs in whatever manner it thinks fit nor oblige the LC Issuer to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require the LC Issuer to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(h) The LC Issuer agrees with the Company that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States of America to which it may be entitled by reason of the location of the LC Issuer’s Applicable Issuing Office or place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Company or any LC Subsidiary in accordance with this Section 3.02 and (ii) otherwise to cooperate with the Company to minimize the amount payable by the Company or any LC Subsidiary pursuant to this Section 3.02; provided, however, that the LC Issuer shall not be obliged to disclose to the Company or any LC Subsidiary any information regarding its tax affairs or tax computations nor to reorder its tax affairs or tax planning pursuant hereto.

(i) Without prejudice to the survival of any other agreement of the Company or any LC Subsidiary hereunder, the agreements and obligations of the Company and the LC Subsidiaries contained in this Section 3.02 shall survive the payment in full of the Obligations.

ARTICLE IV

CONDITIONS OF ISSUANCE

SECTION 4.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the LC Issuer) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the LC Issuer that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(b) The LC Issuer shall have received the following in form and substance satisfactory to the LC Issuer:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving the Agreement and each of the LC Facility Documents to which it is or is to be a party, and of all documents evidencing other necessary Governmental Authorizations, or other necessary consents, approvals, authorizations, notices, filings or actions, with respect to this Agreement and any of the LC Facility Documents to which it is or is to be a party.

(b) A copy of a certificate of the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of organization of each domestic Account Party listing the certificate or articles of incorporation (or similar Constitutive Document) of each such Account Party and each amendment thereto on file in the office of such Secretary of State (or such governmental authority) and certifying (A) that such amendments are the only amendments to such Person’s certificate or articles of incorporation (or similar constitutive document) on file in its office, (B) if customarily available in such jurisdiction, that such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) that such Person is duly organized and is in good standing under the laws of the jurisdiction of its organization.

(c) A certificate of the Secretary or an Assistant Secretary of each domestic Account Party certifying the names and true signatures of the officers of such Account Party authorized to sign each LC Facility Document to which it is a party and the other documents to be delivered hereunder.

(d) A favorable opinion of General Counsel or Associate General Counsel to the Account Parties, substantially in the form of Exhibit A-1 hereto and as to such other matters as the LC Issuer may reasonably request.

(e) A favorable opinion of Orrick, Herrington & Sutcliffe LLP, special New York counsel to the Account Parties, in substantially the form of Exhibit A-2 hereto and as to such other matters as the LC Issuer may reasonably request.

(f) Such other approvals, opinions or documents as the LC Issuer may reasonably request.

(g) Evidence that the 364-Day Agreement and each of the Other LC Facilities has been entered into and all conditions precedent to the effectiveness of the 364-Day Agreement and each of the Other LC Facilities (except the entry into and effectiveness of this Agreement) have been satisfied or waived.

(h) Evidence that the security interests granted to each of Bank of America, N.A., HSBC Bank, National Association and JPMorgan Chase Bank in respect of those certain letter of credit agreements between each of such parties and the Company and dated as of June 25, 2003 have been terminated and all liens thereunder have been released.

(c) The Company shall have paid all accrued fees and expenses of the LC Issuer in connection with this Agreement.

(d) All amounts owing by the Company or any of its Subsidiaries to the lenders and agents under the Existing Letter of Credit Agreement shall have been, paid in full, and all commitments of the lenders under the Existing Letter of Credit Agreement (except for the letters of credit issued thereunder which are to be deemed issued under this Agreement or the 364-Day Agreement) shall have been, or concurrently with the initial extension of credit made on the Effective Date shall be, terminated in accordance with the terms of the Existing Letter of Credit Agreement and all guarantees given, and security interests granted, in connection therewith shall have been terminated.

SECTION 4.02 Conditions Precedent to Each Issuance. The obligation of the LC Issuer to Issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Issuance the following statements shall be true (and each request for Issuance by the Company or an LC Subsidiary shall constitute a representation and warranty by the Company or such LC Subsidiary that on the date of such Issuance such statements are true):

(a) The representations and warranties contained in Section 5.01 hereof (except the representations and warranties contained in Sections 5.01(f) and 5.01(g) hereof) are true and correct in all material respects on and as of the date of such Issuance, before and after giving effect to such Issuance, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date;

(b) No event has occurred and is continuing, or would result from such Issuance or from the application of the proceeds therefrom or from such Issuance, which constitutes an Event of Default or Default; and

(c) The Issuance of such Letter of Credit will be in compliance with the criteria set forth in Section 2.01(a) and (b) and Section 2.10(b) hereof, as the case may be.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01 Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware; each LC Subsidiary is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries possess all powers (corporate or otherwise) and all other authorizations and licenses necessary to engage in their respective businesses, except where the failure to so possess would not have a Material Adverse Effect.

(b) The execution, delivery and performance by each Account Party of the LC Facility Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Account Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Account Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Account Party or any of its properties or (iv) except for the Liens created under the LC Facility Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Account Party. No Account Party is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Account Party of the LC Facility Documents to which it is a party.

(d) Each LC Facility Document is the legal, valid and binding obligation of the Account Party thereto enforceable against such Account Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) The Consolidated balance sheets of the Company and its Subsidiaries as of January 29, 2005, and the related Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the Fiscal Year then ended, certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer, copies of which have been furnished to the LC Issuer, when taken as a whole fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

(f) Since January 29, 2005, there has been no Material Adverse Change.

(g) There is no pending or, to the Company’s knowledge, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which is reasonably likely to be adversely determined and if adversely determined would have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of any LC Facility Document.

(h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(i) Neither the Company nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Set forth on Schedule IV hereto is a complete and accurate list, as of the date hereof, of all Plans of the Company and its Subsidiaries. Neither the Company nor any ERISA Affiliate is a party or subject to, or has any obligation to make payments, or incur any material Withdrawal Liability, to, any Multiemployer Plan.

(k) Except as provided in Schedule V, no ERISA Event has occurred with respect to any Plan that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur would reasonably be likely to result in a Material Adverse Effect.

(l) Except as provided in Schedule V, Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of the Company or its Subsidiaries, copies of which have been or will be filed with the Internal Revenue Service, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status which would reasonably be likely to result in a Material Adverse Effect.

(m) Except as provided in Schedule V, neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(n) Each of the Company and its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, all applicable Environmental Laws)

applicable to their respective properties, assets and business other than (i) where the failure to so comply would (as to all such failures to comply in the aggregate) not have a Material Adverse Effect or (ii) as described on Schedule VI.

(o) As of the Effective Date, no information, exhibit or report furnished by any Account Party to the LC Issuer in connection with the negotiation of the LC Facility Documents or pursuant to the terms of the LC Facility Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided that all financial projections, if any, that have been or will be prepared by the Company and made available to the LC Issuer have been or will be prepared in good faith based upon reasonable assumptions, it being understood by the LC Issuer and all the other parties hereto that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurances can be given that the projections will be realized.

ARTICLE VI

COVENANTS OF THE COMPANY

SECTION 6.01 Affirmative Covenants. The Company will, unless the LC Issuer shall otherwise consent in writing:

(a) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), and franchises except if, in the reasonable business judgment of the Company or such LC Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises would not materially adversely affect the rights of the LC Issuer hereunder or the ability of the Company or any of the LC Subsidiaries to perform its obligations under the respective LC Facility Documents (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving the Company or any of the LC Subsidiaries otherwise permitted under Section 6.02).

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws (including, without limitation, ERISA and all Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith or where the failure to comply would not have a Material Adverse Effect.

(c) Visitation Rights. Permit, and cause each of the LC Subsidiaries to permit, the LC Issuer, or any agents or representatives thereof, from time to time, during normal business hours, and upon reasonable prior notice, to examine and make copies of and abstracts from its records and books of account, to visit its properties, and to discuss the affairs, finances and accounts of the Company and the LC Subsidiaries with any of their respective directors, officers or agents.

(d) Maintenance of Books and Records. Keep, and cause each of the LC Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of the LC Subsidiaries in accordance with sound business practice.

(e) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, consistent with sound business practice, except where the failure to so maintain and preserve would not have a Material Adverse Effect.

(f) Maintenance of Insurance. Maintain, and cause each of the LC Subsidiaries to maintain, insurance (other than earthquake or terrorism insurance) in amounts, from responsible and reputable insurance companies or associations, with limitations, of types and on terms as is customary for the industry; provided, that, the Company and each of the LC Subsidiaries may self-insure risks and liabilities in accordance with its practice as of the date hereof and may in addition self-insure risks and liabilities in amounts as are customarily self-insured by similarly situated Persons in the industry.

(g) Use of Proceeds. Use the issuances of Trade Letters of Credit solely for general corporate purposes of the Company and the LC Subsidiaries.

(h) Post-Closing Actions. Within 90 days following the Effective Date, deliver certified copies of the resolutions of the board of directors (or persons performing similar functions) of each Account Party (other than the Company) approving the Agreement and each of the LC Facility Documents to which it is or is to be a party and ratifying the execution of each of the LC Facility Documents, together with legal opinions delivered by legal counsel to each such Account Party, in form and substance satisfactory to the LC Issuer.

SECTION 6.02 Negative Covenants. The Company will not, without the written consent of the LC Issuer:

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien (including an assignment of any right to receive income), other than:

(a) Permitted Liens;

(b) Liens securing Debt in an aggregate outstanding principal amount, or securing exposure under Hedge Agreements, when aggregated (without duplication) with the outstanding principal amount of all Debt incurred under Section 6.02(b)(viii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(c) Liens upon or in any real property, equipment, fixed asset or capital asset acquired, constructed, improved or held by the Company or any Subsidiary in the ordinary course of business to secure the cost of acquiring, constructing or improving such property, equipment or asset or to secure Debt incurred solely for the purpose of financing the acquisition of such property, equipment or asset, or Liens existing on such property, equipment or asset at the time of its acquisition (other than any such Liens created in contemplation of such acquisition, construction or improvement that were not incurred to finance the acquisition, construction or improvement of such property, equipment or asset) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property, equipment or asset being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(d) Liens upon existing real property interests of the Company or any of its Subsidiaries to secure Debt in an aggregate principal amount not in excess of $600,000,000; and

(e) Liens existing on property prior to the acquisition thereof by the Company or any of its Subsidiaries in the ordinary course of business or on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any other assets of the Company or such Subsidiary, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto or the replacement, extension or renewal (without increase in the amount, shortening the maturity or change in any direct or contingent obligor if such change would be adverse to the Company) of the Debt permitted hereunder secured thereby.

(b) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(a) Debt under (A) this Agreement, (B) the 364-Day Agreement, (C) the Other LC Facilities, and (D) the Revolving Credit Agreement;

(b) Debt incurred after the date of this Agreement and secured by Liens expressly permitted under Section 6.02(a)(iii) hereof in an aggregate principal amount not to exceed, when aggregated with the principal amount of all Debt incurred under clause (iii) of this Section 6.02(b), $100,000,000 at any time outstanding;

(c) Capital Leases incurred after the date of this Agreement which, when the principal amount thereof is aggregated with the principal amount of all Debt incurred under clause (ii) of this Section 6.02(b), do not exceed $100,000,000 at any time outstanding;

(d) Debt referred to in Section 6.02(a)(iv) in a principal amount not in excess of the amount referred to therein;

(e) Debt existing on the Effective Date and described on Schedule VII (“Existing Debt”), and any Debt extending the maturity of, or refunding, refinancing or replacing, in whole or in part, the Existing Debt; provided, that (A) the aggregate principal amount of such extended, refunding, refinancing or replacement Debt shall not be increased above the principal amount of the Existing Debt and the premium, if any, thereon outstanding immediately prior to such extension, refunding, refinancing or replacement and (B) the direct and contingent obligors of the Existing Debt shall not be changed as a result of or in connection with such extension, refunding, refinancing or replacement if such change would be adverse to the interests of the Company;

(f) Debt owed to the Company or to any Subsidiary of the Company;

(g) Debt not otherwise permitted under this Section 6.02(b) in an outstanding principal aggregate amount, when aggregated (without duplication) with the outstanding principal amount of all Debt secured by Liens permitted under Section 6.02(a)(ii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(h) Obligations of a Subsidiary of the Company under direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, Debt of another Subsidiary of the Company permitted under clauses (i) through (viii) of this Section 6.02(b); and

(i) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(c) Investments. Make, or permit any of its Subsidiaries to make, an investment in any Person that is not a Loan Party or a Subsidiary of a Loan Party by way of the purchase of such Person’s capital stock or securities or the making of capital contributions with respect thereto (an “Investment”) unless, on the date of and after giving pro forma effect to such investment, the Company would be in compliance with the financial covenants set forth in Section 6.03.

(d) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except (i) any Subsidiary of the Company may merge or consolidate with or into the Company or any Subsidiary of the Company, (ii) the Company may merge with any other Person so long as the Company is the surviving corporation and (iii) in connection with any transaction permitted by Section 6.02(c) or (e).

(e) Sale of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, in each case to any Person that is not a Loan Party or a Subsidiary of a Loan Party, except (i) sales of inventory in the ordinary course of its business; (ii) the Company and its Subsidiaries may, directly or indirectly through the Company or one or more of its Subsidiaries, sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn-out property or any other property that is otherwise no longer useful in the conduct of their business; (iii) the Company and its Subsidiaries may sell real property interests as part of one or more sale leaseback transactions provided that the value of such real property interests shall not be in excess of $600,000,000 less, without duplication, the amount of Debt incurred as contemplated by Section 6.02(a)(iv) hereof; (iv) the Company and its Subsidiaries may sell cash equivalents and other similar instruments in which it has invested from time to time; and (v) the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets so long as the aggregate fair market value of all such property and assets sold, leased, transferred or otherwise disposed of pursuant to this clause (v) from the Effective Date to the date of determination does not exceed 25% of the Consolidated Total Assets.

(f) Change in Nature of Business. Make any material change in the nature of the business of the Company and its Subsidiaries as conducted as of the date hereof.

SECTION 6.03 Financial Covenants. So long as any Letter of Credit shall be outstanding or the LC Issuer shall have any Commitment hereunder, the Company will, unless it has the written consent of the LC Issuer to do otherwise:

(a) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not greater than 2.25:1.00.

(b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not less than 2.00:1.00.

SECTION 6.04 Reporting Requirements. The Company will furnish to the LC Issuer:

(a) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarters and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer or treasurer of the Company and accompanied by a certificate of said officer stating that such have been prepared in accordance with GAAP.

(b) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual report for such year for the Company and its Subsidiaries, containing Consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer.

(c) Together with the financial statements required by Sections 6.04(a) and (b), a compliance certificate, in substantially the form of Exhibit B hereto, signed by the chief financial officer or treasurer of the Company stating (i) whether or not he or she has knowledge of the occurrence of any Event of Default or Default and, if so, stating in reasonable detail the facts with respect thereto and (ii) whether or not the Company is in compliance with the requirements set forth in Section 6.03 and showing the computations used in determining such compliance or non-compliance.

(d) As soon as possible and in any event within five days after a Responsible Officer becomes aware of each Event of Default and Default, a statement of a Responsible Officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto.

(e) Promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (the “SEC”) or any national securities exchange.

(f) Promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Company or any Subsidiary receives from such entities other than immaterial regular periodic notices and reports and notices and reports of general circulation.

(g) Within 120 days after the end of each Fiscal Year, a summary, prepared by a Responsible Officer of the Company, of the Company’s (and its Subsidiaries’) major insurance coverages (and the amount of self-insurance) then in effect.

(h) Such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the LC Issuer may from time to time reasonably request.

Notwithstanding the foregoing, the financial statements required to be delivered by the Company pursuant to Sections 6.04(a) and (b) and the reports and statements required to be delivered by the Company pursuant to Section 6.04(e) shall be deemed to have been delivered (i) on the date on which the Company posts reports containing such financial statements or other materials on the Company’s website on the internet at “www.gapinc.com” (or any successor page notified to the LC Issuer) or (ii) when such reports containing such financial statements or other materials are posted on the SEC’s website on the internet at “www.sec.gov”.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Any Account Party shall fail to pay any reimbursement obligation under any Letter of Credit when the same becomes due and payable; or shall fail to pay any interest payable with respect to any Letter of Credit, or any fees or any other amounts hereunder within five days after the same become due and payable by it; or

(b) Any representation or warranty made by any Account Party in any LC Facility Document (whether made on behalf of itself or otherwise) or by any Account Party (or any of its officers) in connection with any LC Facility Document shall prove to have been incorrect in any material respect when made; or

(c) Any Account Party shall fail to perform or observe (i) any covenant or agreement contained in Section 6.02 or 6.03 hereof; or (ii) such other term, covenant or agreement contained in any LC Facility Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Account Party by the LC Issuer; or

(d) The Company or any of its LC Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt hereunder) of the Company or such LC Subsidiary when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case as a result of a default thereunder and prior to the stated maturity thereof; or

(e) The Company or any of the Material LC Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of the Material LC Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of the Material LC Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) One or more judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Company or any of the LC Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 7.01(f) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Account Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(g) A Change of Control shall have occurred; or

(h) Any material provision of any of the LC Facility Documents after delivery thereof pursuant to Section 4.01 hereof shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any of the Account Parties intended to be a party to it, or any such Account Party shall so state in writing; or

(i) Any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions set forth in this subsection (j), has resulted or is reasonably expected to result in liabilities of the Account Parties and/or the ERISA Affiliates in an aggregate amount that would have a Material Adverse Effect:

(a) any ERISA Event shall have occurred with respect to a Plan; or

(b) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

(c) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Account Parties and the ERISA Affiliates to all of the Multiemployer Plans that are in reorganization, are insolvent or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs; or

(d) any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more of the Plans; or

(e) or any Lien shall exist on the property and assets of any of the Account Parties or any of the ERISA Affiliates in favor of the PBGC,

then, and in any such event, the LC Issuer may, by notice to the Company, (A) declare the obligation of the LC Issuer to issue further Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (B) declare amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Account Party and/or (C) demand from time to time that the Company, and if such demand is made the Company shall, pay to the LC Issuer, an amount in immediately available funds equal to the then outstanding Letter of Credit Liability (plus the additional amounts specified by Section 2.11(c), if applicable) which shall be held by the LC Issuer as cash collateral in the LC Collateral Account and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of the LC Subsidiaries under the Federal Bankruptcy Code, the obligation of the LC Issuer to issue Letters of Credit shall automatically be terminated and all such amounts due under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Account Party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other LC Facility Document, nor consent to any departure by the Company or any LC Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the LC Issuer, provided, however, that, except for amendments that are contemplated to give effect to the terms hereof (including, without limitation, Section 2.09 hereof and any amendment required to give effect to any assignment permitted hereunder), no such amendment, waiver or consent in relation to any material provision of this Agreement (including, without limitation, the Termination Date and any fees or other amounts payable hereunder) shall be effective unless the respective letter of credit issuing banks under each of the Other LC Facilities shall also have given their prior written consent thereto. All waivers and consents granted under this Section 8.01 shall be effective only in the specific instance and for the specific purpose for which given.

(b) In the event of any amendment or modification to the terms of any covenant set forth in the Revolving Credit

Agreement, the LC Issuer and the Account Parties agree that an equivalent amendment or modification shall be deemed made in respect of the terms of the covenants set forth in this Agreement (with immediate effect upon the effectiveness of the amendment or modification under the Revolving Credit Agreement), so that the terms of the covenants in this Agreement and the Revolving Credit Agreement shall, at all times, be the same; provided, that if the LC Issuer is not a “Lender” under the Revolving Credit Agreement, this Section 8.01(b) shall be of no further force and effect. The LC Issuer shall provide the Company and the LC Subsidiaries with written notice of any such deemed amendment or modification as provided in Section 8.02, whereupon such deemed amendment or modification shall become effective.

SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail) and mailed, sent by overnight courier, telecopied, emailed, or delivered, if to the Company or any other Account Party, at its address at 2 Folsom Street, San Francisco, CA 94105, Attention: Treasurer, Telecopier: 415-427-4015, email: sabrina_simmons@gap.com; with a copy to 2 Folsom Street, San Francisco, CA 94105, Attention: General Counsel, Telecopier: 415-427-6982, email: lauri_shanahan@gap.com; and to 2 Folsom Street, San Francisco, CA 94105, Attention: Associate General Counsel, Telecopier: 415-427-7475, email: tom_lima@gap.com; if to the LC Issuer, at its address at                                         , Attention:                                         , Telecopier:                                          or, as to each party, at such other address or to such other person as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective three days after being deposited in the mails, when sent by overnight courier, be effective one day after being sent by overnight courier, and when telecopied or sent by electronic mail, be effective when received (and, with respect to notices and communications sent by electronic mail, upon confirmation by the recipient of the receipt of such notice or communication), respectively; and when delivered by hand, be effective upon delivery except that notices and communications to the LC Issuer pursuant to Article II shall not be effective until received by the LC Issuer.

SECTION 8.03 No Waiver; Remedies. No failure on the part of the LC Issuer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses.

(a) The Company agrees to pay within 30 days after presentation of a statement of account all reasonable costs and expenses of the LC Issuer incurred in connection with the preparation, execution, delivery, modification and amendment of this Agreement, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of one counsel (which shall be the same counsel, without duplication, for the Agent under the Revolving Credit Agreement) for the LC Issuer (and appropriate local counsel) with respect thereto and with respect to advising the LC Issuer as to its rights and responsibilities under this Agreement. The

Company further agrees to pay within 30 days after presentation of a statement of account all costs and expenses of the LC Issuer (including, without limitation, reasonable and documented fees and expenses of counsel), incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the LC Facility Documents, the Letters of Credit, and the other documents to be delivered hereunder and thereunder.

(b) The Company agrees to indemnify and hold harmless the LC Issuer and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims (other than lost profits), damages, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of one counsel, absent a conflict of interest), which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation, or proceeding (whether or not such Indemnified Party is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Letters of Credit by any Account Party, except to the extent such claim, damage, liability or expense shall have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The indemnification provisions set forth above shall be in addition to any liability the Company may otherwise have. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 8.04 shall survive the payment in full of all the Obligations of the Account Parties.

SECTION 8.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the LC Issuer and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the LC Issuer or such Affiliate to or for the credit or the account of any Account Party against any and all of the obligations of such Account Party now or hereafter existing under this Agreement to the LC Issuer, whether or not the LC Issuer shall have made any demand under this Agreement and although such obligations may be unmatured (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary). The LC Issuer agrees promptly to notify the Company after any such set-off and application made by the

LC Issuer or any of its Affiliates, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the LC Issuer and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the LC Issuer and its Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and each LC Subsidiary to be a party hereto on the date hereof, and the LC Issuer and thereafter shall be binding upon and inure to the benefit of the Company, each LC Subsidiary, and the LC Issuer and their respective successors and assigns, except that the Company and each LC Subsidiary shall not have the right to assign its respective rights hereunder or any interest herein without the prior written consent of the LC Issuer.

SECTION 8.07 Assignments and Participations. (a) The LC Issuer may, and if demanded by the Company (following a demand by the LC Issuer pursuant to Section 2.07 or 3.02 hereof, upon at least 10 days’ notice to the LC Issuer) will, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion, respectively, of the Facility Amount); provided, however, that (i) the respective amounts of the rights and obligations in relation to the Facility Amount being assigned pursuant to each such assignment (determined as of the date of such assignment with respect to such partial assignment) shall in no event be less than $50,000,000 (or an integral multiple of $25,000,000 in excess thereof), (ii) except during the continuance of a Default, each such assignment shall be (a) to an Affiliate or (b) to an Eligible Assignee consented to by the Company (following reasonable advance written notice to the Company, which consent shall not, in the case of any assignment to any “LC Issuer” party to the Other LC Facilities only, be unreasonably withheld), (iii) each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a) shall be arranged by the Company (at its expense) after consultation with the LC Issuer and shall be either an assignment of all of the rights and obligations of the LC Issuer under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the LC Issuer under this Agreement, (iv) the LC Issuer shall not be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 8.07(a) unless and until the LC Issuer shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to all reimbursement amounts and other amounts payable to the LC Issuer under this Agreement, and (v) such assignee and the LC Issuer shall enter into such agreement as they deem appropriate and (vi) such assignee, the Company and the LC Subsidiaries shall enter into a letter of credit agreement and related documents substantially similar to the LC Facility Documents with respect to such assignment and the Facility Amount shall be reduced by the amount of such assignment (but not reduced to an amount less than the aggregate amount of all Letter of Credit Liability).

(b) The LC Issuer may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitment with respect to the Facility Amount); provided, however, that (i) the LC Issuer’s obligations under this Agreement (including, without limitation, its commitment with respect to the Facility Amount) shall remain unchanged, (ii) the LC Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company and the LC Issuer shall continue to deal solely and directly with the LC Issuer in connection with the LC Issuer’s rights and obligations under this Agreement, provided, further, that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were the LC Issuer; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling LC Issuer (who shall retain such right) other than an action which would (i) reduce any amount due hereunder with respect to the Letters of Credit or other amounts or fees in which such purchaser has an interest, (ii) postpone any date fixed for payment of such amounts due with respect to Letters of Credit or other amount or such fees, or (iii) extend the Termination Date.

(c) Upon written request of the Company to the LC Issuer, the LC Issuer shall, to the extent consistent with the policies of the LC Issuer, inform the Company of the Dollar amount of any Full Term Participation (as hereinafter defined) that the LC Issuer has entered into; provided, however, that the LC Issuer shall not be obligated to disclose such information if the disclosure thereof would constitute a violation of law or regulation or violate any confidentiality agreement to which the LC Issuer is subject. For the purposes of this subsection (d), “Full Term Participation” means a participation by the LC Issuer to another Person whereby such other Person has purchased (pursuant to a participation agreement) all or a portion of the LC Issuer’s commitment with respect to the Facility Amount from the effective date of such participation agreement to the Termination Date.

(d) Notwithstanding anything herein contained to the contrary, the LC Issuer or any of its Affiliates may assign any of its rights under this Agreement to any Federal Reserve Bank without notice to or consent of the Company.

(e) If the LC Issuer requests any payment from the Company under Section 2.07 or 3.02 hereof, then, subject to Section 8.07(a) hereof and provided no Default or Event of Default shall have occurred and be continuing, the Company may request the LC Issuer to (and, upon such request, the LC Issuer, without any obligation to pay any fees in respect thereof, shall) assign all of its rights and obligations under this Agreement to one or more Eligible Assignees in accordance with Section 8.07(a) hereof provided that at the time of any such assignment the Company has paid to the LC Issuer all amounts due it hereunder.

SECTION 8.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.09 Independence of Provisions. All agreements and covenants hereunder shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

SECTION 8.10 Confidentiality. The LC Issuer agrees that it will not disclose to any third party any Confidential Information provided to it by the Company; provided, that, the foregoing will not (a) restrict the ability of the LC Issuer and any letter of credit participants from freely exchanging Confidential Information among themselves (and its Affiliates, employees, attorneys, agents and advisors), (b) restrict the ability to disclose Confidential Information to a prospective Eligible Assignee or participant, provided, that, such Eligible Assignee or participant executes a confidentiality agreement with the LC Issuer agreeing to be bound by the terms hereof prior to disclosure of Confidential Information to such Eligible Assignee or participant or (c) prohibit the disclosure of Confidential Information to the extent: (i) the Confidential Information is or has already become part of the public domain at the time of disclosure, by publication or otherwise, except by breach of this Section 8.10, (ii) the Confidential Information can be established by written evidence to have already been in the lawful possession of the LC Issuer prior to the time of disclosure; or (iii) the Confidential Information is received by the LC Issuer from a third party not known to have a similar restriction and without breach of this Section 8.10, or (iv) the Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by subpoena, summons or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standards provided that prior to such disclosure the Company and the non-disclosing party are each given reasonable advance notice of such order and an opportunity to object to such disclosure; provided, that, no such notice or opportunity shall be required if disclosure is required in connection with an examination by a regulatory authority or is required in such circumstances where the applicable Governmental Authority does not permit such notice or opportunity (it being understood the LC Issuer will inform such authority of the confidential nature of the Confidential Information being disclosed).

SECTION 8.11 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.12 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

SECTION 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.14 Consent to Jurisdiction. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the County of New York, The City of New York, in any action or proceeding arising out of or relating to this Agreement or any other LC Facility Document or the Letters of Credit, and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. Each of the parties hereby irrevocably agrees, to the fullest extent each may effectively do so, that each will not assert any defense that such courts do not have subject matter or personal jurisdiction of such action or proceeding or over any party hereto. Each of the parties hereby irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering of a copy of such process to such party at its address specified in Section 8.02 hereof or by any other method permitted by law. Each of the parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

(b) Nothing in this Section 8.14 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by law or affect the right of any of the parties to bring any action or proceeding against any of the parties or their property in the courts of other jurisdictions.

SECTION 8.15 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT, IN THE CASE OF ARTICLE II, TO THE EXTENT SUCH LAWS ARE INCONSISTENT WITH THE UCP.

SECTION 8.16 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE LC SUBSIDIARIES, AND THE LC ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LC FACILITY DOCUMENT OR THE LETTERS OF CREDIT, OR THE ACTIONS OF THE LC ISSUER IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY:

THE GAP, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC SUBSIDIARIES

BANANA REPUBLIC, LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (FRANCE) S.A.S.

By:
Name:	Lisa D. Mertens
Title:	President

GAP (JAPAN) K.K.

By:
Name:	Thomas J. Lima
Title:	Director

GAP (NETHERLANDS) B.V.

By:
Name:	Julie H. Kanberg
Title:	Managing Director

GPS CONSUMER DIRECT, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GPS (GREAT BRITAIN) LIMITED

By:
Name:	Byron H. Pollitt, Jr.
Title:	Director

OLD NAVY (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

FORTH & TOWNE LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC ISSUER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title

Issuing Office:

Robert Corder, Senior Vice President

HSBC Bank USA, National Association

452 Fifth Avenue, 5th Floor

New York, NY 10018

Phone: 212-525-2602

Fax: 212-525-2479

Email: robert.corder@us.hsbc.com

SCHEDULES

Schedule I	-	Change of Control
Schedule II	-	Outstanding Balance of Existing Letters of Credit
Schedule III	-	LC Subsidiaries
Schedule IV	-	Plans
Schedule V	-	ERISA Matters
Schedule VI	-	Environmental Matters
Schedule VII	-	Existing Debt
Schedule VIII	-	Existing Liens

Schedule I

CHANGE OF CONTROL

1.	Donald G. Fisher

2.	Doris F. Fisher

3.	Any person related by blood or marriage to any of the foregoing persons and any Person (as defined in this Agreement) as to which any of such persons has beneficial ownership of the assets of such Person.

4.	The executive officers of The Gap, Inc. as of May 6, 2005.

Schedule II

GAP DC Outstanding as at 6 May 2005

Beneficiary	Applicant	DC No.		Issue Date		DC Amount	Expiry Date
AITKEN SPENCE GARMENTS LTD		DCBOCB	580277	20050315	USD	5,265.55	20050505
AITKEN SPENCE GARMENTS LTD		DCBOCB	580278	20050315	USD	124.20	20050512
AITKEN SPENCE GARMENTS LTD		DCBOCB	580327	20050329	USD	(2,289.40)	20050512
AITKEN SPENCE GARMENTS LTD		DCBOCB	580349	20050411	USD	(16,464.10)	20050526
AITKEN SPENCE GARMENTS LTD		DCBOCB	580387	20050422	USD	53,826.50	20050609
AITKEN SPENCE GARMENTS LTD		DCBOCB	580388	20050422	USD	7,493.20	20050609
AITKEN SPENCE GARMENTS LTD		DCBOCB	580426	20050504	USD	2,248.40	20050616
AITKEN SPENCE GARMENTS LTD		DCBOCB	580427	20050504	USD	15,510.00	20050616
AITKEN SPENCE GARMENTS LTD Total						65,714.35
AMRITA APPARELS (PVT) LTD		DCBOCB	580279	20050315	USD	15,925.10	20050512
AMRITA APPARELS (PVT) LTD		DCBOCB	580280	20050315	USD	1,634.00	20050505
AMRITA APPARELS (PVT) LTD		DCBOCB	580350	20050411	USD	12,440.00	20050602
AMRITA APPARELS (PVT) LTD		DCBOCB	580389	20050422	USD	144,857.05	20050609
AMRITA APPARELS (PVT) LTD		DCBOCB	580390	20050422	USD	7,880.70	20050609
AMRITA APPARELS (PVT) LTD		DCBOCB	580428	20050504	USD	74,000.00	20050616
AMRITA APPARELS (PVT) LTD Total						256,736.85
ANUPAMA APPARELS (PVT) LTD		DCBOCB	580281	20050315	USD	1,286.81	20050505
ANUPAMA APPARELS (PVT) LTD		DCBOCB	580328	20050329	USD	98,461.80	20050519
ANUPAMA APPARELS (PVT) LTD		DCBOCB	580351	20050411	USD	220,680.28	20050602
ANUPAMA APPARELS (PVT) LTD		DCBOCB	580391	20050422	USD	11,250.00	20050609
ANUPAMA APPARELS (PVT) LTD Total						331,678.89
BIN BIN KNITWEAR MFG SDN BHD		DCBOCB	580283	20050315	USD	(871.20)	20050507
BIN BIN KNITWEAR MFG SDN BHD		DCBOCB	580392	20050422	USD	78,000.00	20050611
BIN BIN KNITWEAR MFG SDN BHD		DCBOCB	580393	20050422	USD	6,245.00	20050611
BIN BIN KNITWEAR MFG SDN BHD Total						83,373.80
D.H. DE MEL COMPANY		DCBOCB	580284	20050315	USD	(622.75)	20050505
D.H. DE MEL COMPANY		DCBOCB	580352	20050411	USD	2,905.80	20050602
D.H. DE MEL COMPANY Total						2,283.05
DSL LANKA (PVT) LTD		DCBOCB	580286	20050315	USD	(752.72)	20050505
DSL LANKA (PVT) LTD Total						(752.72)
FAR EAST KNITTING CO LTD		DCBOCB	580394	20050422	USD	3,918.24	20050605
FAR EAST KNITTING CO LTD Total						3,918.24
FASHIONLINE SAIGON LTD		DCBOCB	580287	20050315	USD	39,261.72	20050508
FASHIONLINE SAIGON LTD		DCBOCB	580329	20050329	USD	6,715.80	20050522
FASHIONLINE SAIGON LTD		DCBOCB	580353	20050411	USD	349,462.00	20050529
FASHIONLINE SAIGON LTD		DCBOCB	580354	20050411	USD	90,000.00	20050602
FASHIONLINE SAIGON LTD Total						485,439.52
FAVOURITE HANWELLA (PVT) LTD		DCBOCB	580288	20050315	USD	(1,140.15)	20050505
FAVOURITE HANWELLA (PVT) LTD		DCBOCB	580355	20050411	USD	74,100.00	20050602
FAVOURITE HANWELLA (PVT) LTD Total						72,959.85
FS SWEATERS LIMITED		DCBOCB	580080	20050126	USD	321,000.00	20050527
FS SWEATERS LIMITED		DCBOCB	580142	20050204	USD	266,000.00	20050624
FS SWEATERS LIMITED		DCBOCB	580143	20050204	USD	115,000.00	20050708
FS SWEATERS LIMITED		DCBOCB	580289	20050315	USD	232,000.00	20050722
FS SWEATERS LIMITED		DCBOCB	580290	20050315	USD	35,400.00	20050708
FS SWEATERS LIMITED Total						969,400.00
GROWTH LANKA PVT LTD		DCBOCB	580291	20050315	USD	(19,073.92)	20050505
GROWTH LANKA PVT LTD		DCBOCB	580292	20050315	USD	(1,883.95)	20050512
GROWTH LANKA PVT LTD		DCBOCB	580330	20050329	USD	(34.00)	20050519
GROWTH LANKA PVT LTD		DCBOCB	580331	20050329	USD	(3,856.42)	20050512
GROWTH LANKA PVT LTD		DCBOCB	580356	20050411	USD	13,718.00	20050526
GROWTH LANKA PVT LTD		DCBOCB	580381	20050411	USD	587,049.00	20050602
GROWTH LANKA PVT LTD		DCBOCB	580420	20050422	USD	716,731.00	20050609
GROWTH LANKA PVT LTD		DCBOCB	580425	20050503	USD	106,000.00	20050623
GROWTH LANKA PVT LTD		DCBOCB	580429	20050504	USD	18,736.50	20050616
GROWTH LANKA PVT LTD Total						1,417,386.21
HIGHNOON TEXTILES PVT LIMITED		DCBOCB	580293	20050315	USD	2,777.04	20050505
HIGHNOON TEXTILES PVT LIMITED		DCBOCB	580357	20050411	USD	63,240.00	20050602
HIGHNOON TEXTILES PVT LIMITED		DCBOCB	580430	20050504	USD	62,260.00	20050616

HIGHNOON TEXTILES PVT LIMITED Total					128,277.04
L.A SOURCING (M) SDN BHD	DCBOCB	580358	20050411	USD	90,585.00	20050530
L.A SOURCING (M) SDN BHD Total					90,585.00
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580295	20050315	USD	(5,087.25)	20050504
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580296	20050315	USD	50.57	20050503
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580333	20050329	USD	468.80	20050524
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580359	20050411	USD	124,527.54	20050601
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580395	20050422	USD	377,520.00	20050608
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580396	20050422	USD	62,755.00	20050607
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580431	20050504	USD	57,940.00	20050615
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580432	20050504	USD	13,408.75	20050615
LEE YIN KNITTING FTY PTE LTD	DCBOCB	580433	20050504	USD	17,920.00	20050614
LEE YIN KNITTING FTY PTE LTD Total					649,503.41
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580334	20050329	USD	90,689.95	20050523
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580335	20050329	USD	4,485.00	20050523
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580345	20050329	USD	813,361.09	20050523
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580346	20050329	USD	23,324.00	20050511
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580347	20050329	USD	27,883.50	20050507
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580397	20050422	USD	51,610.00	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580398	20050422	USD	25,484.00	20050706
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580399	20050422	USD	2,749.92	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580400	20050422	USD	141,097.44	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580401	20050422	USD	37,140.50	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580402	20050422	USD	14,930.00	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580403	20050422	USD	55,741.36	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580421	20050422	USD	1,425,060.63	20050613
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580434	20050504	USD	8,631.70	20050618
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580435	20050504	USD	13,400.00	20050620
OCEAN SKY INTERNATIONAL LTD	DCBOCB	580442	20050505	USD	1,000,716.28	20050620
OCEAN SKY INTERNATIONAL LTD Total					3,736,305.37
PONIE INTERNATIONAL PTE LTD	DCBOCB	580297	20050315	USD	971.75	20050505
PONIE INTERNATIONAL PTE LTD Total					971.75
PT BINACITRA KHARISMA LESTARI	DCBOCB	580299	20050315	USD	14,073.60	20050504
PT BINACITRA KHARISMA LESTARI	DCBOCB	580360	20050411	USD	210,380.00	20050601
PT BINACITRA KHARISMA LESTARI	DCBOCB	580361	20050411	USD	11,263.00	20050601
PT BINACITRA KHARISMA LESTARI	DCBOCB	580362	20050411	USD	32,615.00	20050531
PT BINACITRA KHARISMA LESTARI	DCBOCB	580404	20050422	USD	11,928.00	20050608
PT BINACITRA KHARISMA LESTARI Total					280,259.60
PT ERATEX DJAJA TBK	DCBOCB	580302	20050315	USD	(374.40)	20050511
PT ERATEX DJAJA TBK	DCBOCB	580336	20050329	USD	4,422.00	20050524
PT ERATEX DJAJA TBK	DCBOCB	580337	20050329	USD	(1,187.70)	20050524
PT ERATEX DJAJA TBK	DCBOCB	580338	20050329	USD	15,676.29	20050502
PT ERATEX DJAJA TBK	DCBOCB	580363	20050411	USD	286,831.22	20050615
PT ERATEX DJAJA TBK	DCBOCB	580405	20050421	USD	155,776.00	20050607
PT ERATEX DJAJA TBK	DCBOCB	580406	20050421	USD	42,172.24	20050608
PT ERATEX DJAJA TBK	DCBOCB	580436	20050504	USD	253,729.41	20050621
PT ERATEX DJAJA TBK Total					757,045.06
PT INSPIRAN ADITAMA	DCBOCB	580303	20050315	USD	(1,328.80)	20050511
PT INSPIRAN ADITAMA	DCBOCB	580364	20050411	USD	274,249.00	20050608
PT INSPIRAN ADITAMA	DCBOCB	580365	20050411	USD	31,310.00	20050615
PT INSPIRAN ADITAMA	DCBOCB	580366	20050411	USD	1,817.70	20050524
PT INSPIRAN ADITAMA	DCBOCB	580407	20050422	USD	25,410.00	20050608
PT INSPIRAN ADITAMA Total					331,457.90
PT ISTANA MAGNOLIATAMA	DCBOCB	580304	20050315	USD	(85.25)	20050504
PT ISTANA MAGNOLIATAMA	DCBOCB	580305	20050315	USD	(11.40)	20050504
PT ISTANA MAGNOLIATAMA	DCBOCB	580367	20050411	USD	87,620.39	20050601
PT ISTANA MAGNOLIATAMA	DCBOCB	580408	20050422	USD	25,666.00	20050608
PT ISTANA MAGNOLIATAMA Total					113,189.74
PT PREFASH WEARS CEMERLANG BONDED	DCBOCB	580306	20050315	USD	1,859.91	20050504
PT PREFASH WEARS CEMERLANG BONDED	DCBOCB	580340	20050329	USD	69,429.60	20050524
PT PREFASH WEARS CEMERLANG BONDED	DCBOCB	580368	20050411	USD	16,400.00	20050607
PT PREFASH WEARS CEMERLANG BONDED	DCBOCB	580409	20050422	USD	17,630.00	20050607
PT PREFASH WEARS CEMERLANG BONDED	DCBOCB	580437	20050504	USD	129,006.00	20050621
PT PREFASH WEARS CEMERLANG BONDED Total					234,325.51

PT SAN SAN SAUDARATEX JAYA	DCBOCB	580309	20050315	USD	1,246.96	20050510
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580323	20050317	USD	(4,452.43)	20050509
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580341	20050329	USD	6,205.20	20050524
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580348	20050329	USD	169,209.15	20050518
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580369	20050411	USD	95.80	20050524
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580382	20050411	USD	42,663.88	20050530
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580383	20050411	USD	532,073.40	20050601
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580410	20050422	USD	62,690.00	20050615
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580411	20050422	USD	46,740.00	20050614
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580422	20050422	USD	761,340.95	20050615
PT SAN SAN SAUDARATEX JAYA	DCBOCB	580438	20050504	USD	122,715.00	20050615
PT SAN SAN SAUDARATEX JAYA Total					1,740,527.91
PT SANDANG INDO PRATAMA	DCBOCB	580310	20050315	USD	3,601.90	20050504
PT SANDANG INDO PRATAMA	DCBOCB	580342	20050329	USD	226,925.60	20050511
PT SANDANG INDO PRATAMA	DCBOCB	580343	20050329	USD	(4.40)	20050504
PT SANDANG INDO PRATAMA	DCBOCB	580412	20050422	USD	40,040.00	20050608
PT SANDANG INDO PRATAMA	DCBOCB	580413	20050422	USD	20,920.00	20050615
PT SANDANG INDO PRATAMA	DCBOCB	580423	20050422	USD	616,000.00	20050615
PT SANDANG INDO PRATAMA Total					907,483.10
PT TRINUNGGAL KOMARA	DCBOCB	580370	20050411	USD	7,793.10	20050601
PT TRINUNGGAL KOMARA	DCBOCB	580371	20050411	USD	241,135.00	20050531
PT TRINUNGGAL KOMARA	DCBOCB	580384	20050411	USD	744,478.18	20050601
PT TRINUNGGAL KOMARA	DCBOCB	580414	20050422	USD	185,000.00	20050608
PT TRINUNGGAL KOMARA	DCBOCB	580415	20050422	USD	13,910.00	20050608
PT TRINUNGGAL KOMARA Total					1,192,316.28
READYWEAR INDUSTRIES LTD	DCBOCB	580311	20050315	USD	6,652.42	20050505
READYWEAR INDUSTRIES LTD Total					6,652.42
RUSIRUMAL (PTE) LTD	DCBOCB	580312	20050315	USD	(2,092.09)	20050505
RUSIRUMAL (PTE) LTD	DCBOCB	580372	20050411	USD	42,560.00	20050602
RUSIRUMAL (PTE) LTD	DCBOCB	580416	20050422	USD	51,995.00	20050609
RUSIRUMAL (PTE) LTD	DCBOCB	580417	20050422	USD	3,010.50	20050609
RUSIRUMAL (PTE) LTD Total					95,473.41
SHAHKAM INDUSTRIES PVT LTD	DCBOCB	580324	20050317	USD	(9,011.80)	20050506
SHAHKAM INDUSTRIES PVT LTD	DCBOCB	580373	20050411	USD	222,300.00	20050603
SHAHKAM INDUSTRIES PVT LTD	DCBOCB	580374	20050411	USD	8,646.00	20050526
SHAHKAM INDUSTRIES PVT LTD	DCBOCB	580424	20050422	USD	1,154,900.00	20050616
SHAHKAM INDUSTRIES PVT LTD Total					1,376,834.20
SOUTHERN FASHIONS PVT LTD	DCBOCB	580313	20050315	USD	(2,147.98)	20050505
SOUTHERN FASHIONS PVT LTD	DCBOCB	580375	20050411	USD	470,800.00	20050602
SOUTHERN FASHIONS PVT LTD	DCBOCB	580418	20050422	USD	85,150.00	20050609
SOUTHERN FASHIONS PVT LTD Total					553,802.02
STARLINES CORPORATION LTD	DCBOCB	580376	20050411	USD	2,348.50	20050601
STARLINES CORPORATION LTD	DCBOCB	580419	20050422	USD	221,000.00	20050615
STARLINES CORPORATION LTD Total					223,348.50
SUNSHINE TRADING (HK) CO. LTD	DCBOCB	580316	20050315	USD	(4,770.46)	20050509
SUNSHINE TRADING (HK) CO. LTD	DCBOCB	580325	20050317	USD	(23,358.30)	20050509
SUNSHINE TRADING (HK) CO. LTD	DCBOCB	580377	20050411	USD	288,387.25	20050530
SUNSHINE TRADING (HK) CO. LTD Total					260,258.49
TEXWOOD INDUSTRIES LTD	DCBOCB	580319	20050315	USD	260.40	20050505
TEXWOOD INDUSTRIES LTD	DCBOCB	580344	20050329	USD	346.56	20050512
TEXWOOD INDUSTRIES LTD	DCBOCB	580378	20050411	USD	97,020.00	20050602
TEXWOOD INDUSTRIES LTD Total					97,626.96
TROPICA GMTS LTD	DCBOCB	580072	20050117	USD	82,702.16	20050603
TROPICA GMTS LTD Total					82,702.16
W W SYNERGY CLOTHING (PVT) LTD	DCBOCB	580320	20050315	USD	(3,088.88)	20050505
W W SYNERGY CLOTHING (PVT) LTD Total					(3,088.88)
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580321	20050315	USD	4,915.50	20050502
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580322	20050315	USD	6,567.00	20050502
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580326	20050317	USD	761,923.11	20050507
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580379	20050411	USD	33,120.00	20050530
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580380	20050411	USD	29,060.00	20050530
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580385	20050411	USD	523,477.30	20050613
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580386	20050411	USD	48,319.80	20050514
YUNG WAH INDUSTRIAL CO PTE LTD	DCBOCB	580439	20050504	USD	260,815.50	20050620

YUNG WAH INDUSTRIAL CO PTE LTD		DCBOCB	580440	20050504	USD	15,000.00	20050613
YUNG WAH INDUSTRIAL CO PTE LTD		DCBOCB	580441	20050504	USD	37,578.84	20050618
YUNG WAH INDUSTRIAL CO PTE LTD Total						1,720,777.05
Processed by HSBC Singapore	Total (GAP Singapore)					18,264,772.04
CRISMINA GARMENTS INC	BANANA REPUBLIC LLC	HKH 670574		20050314	USD	29,546.22	20050510
	BANANA REPUBLIC LLC Total					29,546.22
GLOBALTEX MACAO COMMERCIAL OFFSHORE	GPS CONSUMER DIRECT, INC.	HKH 994746		20050408	USD	8,976.00	20050601
GLOBALTEX MACAO COMMERCIAL OFFSHORE	GPS CONSUMER DIRECT, INC.	HKH 994753		20050414	USD	16,361.32	20050608
GLOBALTEX MACAO COMMERCIAL OFFSHORE	GPS CONSUMER DIRECT, INC.	HKH 994759		20050419	USD	18,072.00	20050706
GLOBALTEX MACAO COMMERCIAL OFFSHORE	GPS CONSUMER DIRECT, INC.	HKH 994777		20050428	USD	2,418.00	20050622
GLOBALTEX MACAO COMMERCIAL OFFSHORE	GPS CONSUMER DIRECT, INC.	HKH 994780		20050503	USD	3,104.00	20050601
	GPS CONSUMER DIRECT, INC. Total					48,931.32
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992326		20050408	USD	187,579.60	20050607
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992342		20050414	USD	307,450.00	20050608
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992223		20050304	USD	101,986.34	20050510
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992248		20050314	USD	67,754.52	20050510
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992352		20050419	USD	363,434.20	20050615
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992384		20050428	USD	246,828.60	20050712
GLOBALTEX MACAO COMMERCIAL OFFSHORE	THE GAP INC.	HKH 992385		20050428	USD	110,000.00	20050607
	THE GAP INC. Total					1,385,033.26
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670575		20050314	USD	348.36	20050503
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670583		20050323	USD	239.03	20050517
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670590		20050408	USD	25,004.00	20050529
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670591		20050408	USD	5,112.13	20050531
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670594		20050414	USD	31,920.40	20050605
LAWS FALCON APPAREL CO LTD	BANANA REPUBLIC LLC	HKH 670599		20050428	USD	1,880.00	20050619
	BANANA REPUBLIC LLC Total					64,503.92
LAWS FALCON APPAREL CO LTD	GPS CONSUMER DIRECT, INC.	HKH 994667		20050208	USD	1,200.12	20050503
LAWS FALCON APPAREL CO LTD	GPS CONSUMER DIRECT, INC.	HKH 994747		20050408	USD	5,400.12	20050601
LAWS FALCON APPAREL CO LTD	GPS CONSUMER DIRECT, INC.	HKH 994755		20050414	USD	7,575.00	20050608
	GPS CONSUMER DIRECT, INC. Total					14,175.24
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992251		20050314	USD	2,556.58	20050510
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992327		20050408	USD	145,634.19	20050531
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992332		20050408	USD	248,323.57	20050614
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992343		20050414	USD	173,940.00	20050608
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992353		20050419	USD	26,344.00	20050612
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992354		20050419	USD	83,850.96	20050615
LAWS FALCON APPAREL CO LTD	THE GAP INC.	HKH 992386		20050428	USD	81,250.00	20050619
	THE GAP INC. Total					761,899.30
LITA LIMITED.	BANANA REPUBLIC LLC	HKH 670579		20050321	USD	225.00	20050511
	BANANA REPUBLIC LLC Total					225.00
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994778		20050428	USD	10,000.00	20050622
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994781		20050503	USD	6,270.00	20050628
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994748		20050408	USD	34,044.50	20050608
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994749		20050408	USD	5,400.00	20050601
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994754		20050414	USD	16,243.50	20050615
LITA LIMITED.	GPS CONSUMER DIRECT, INC.	HKH 994783		20050503	USD	27,154.50	20050629
	GPS CONSUMER DIRECT, INC. Total					99,112.50
LITA LIMITED.	THE GAP INC.	HKH 992328		20050408	USD	110,100.00	20050607
LITA LIMITED.	THE GAP INC.	HKH 992344		20050414	USD	219,640.05	20050615
LITA LIMITED.	THE GAP INC.	HKH 992392		20050503	USD	1,291,044.25	20050629
LITA LIMITED.	THE GAP INC.	HKH 992393		20050503	USD	192,700.00	20050629
MERCANTILE GARMENT CO LTD	THE GAP INC.	HKH 992345		20050414	USD	322,728.00	20050607
MERCANTILE GARMENT CO LTD	THE GAP INC.	HKH 992355		20050419	USD	729,408.00	20050614
	THE GAP INC. Total					2,865,620.30
RUN WIDE LTD	GPS CONSUMER DIRECT, INC.	HKH 994728		20050323	USD	3,040.00	20050517
RUN WIDE LTD	GPS CONSUMER DIRECT, INC.	HKH 994756		20050414	USD	3,168.00	20050607
RUN WIDE LTD	GPS CONSUMER DIRECT, INC.	HKH 994760		20050419	USD	25,454.60	20050612
RUN WIDE LTD	GPS CONSUMER DIRECT, INC.	HKH 994779		20050428	USD	58,373.35	20050712
RUN WIDE LTD	GPS CONSUMER DIRECT, INC.	HKH 994782		20050503	USD	5,400.00	20050628
	GPS CONSUMER DIRECT, INC. Total					95,435.95
RUN WIDE LTD	THE GAP INC.	HKH 992279		20050323	USD	1,107.75	20050508

RUN WIDE LTD	THE GAP INC.	HKH 992329	20050408	USD	300,262.48	20050607
RUN WIDE LTD	THE GAP INC.	HKH 992346	20050414	USD	103,549.95	20050619
RUN WIDE LTD	THE GAP INC.	HKH 992347	20050414	USD	20,400.00	20050619
RUN WIDE LTD	THE GAP INC.	HKH 992356	20050419	USD	325,871.78	20050614
RUN WIDE LTD	THE GAP INC.	HKH 992387	20050428	USD	387,496.55	20050710
RUN WIDE LTD	THE GAP INC.	HKH 992388	20050428	USD	207,874.25	20050619
RUN WIDE LTD	THE GAP INC.	HKH 992394	20050503	USD	46,800.00	20050628
	THE GAP INC. Total				1,393,362.76
Processed by HSBC Hong Kong	Total (GAP Hong Kong)				6,757,845.77

ABU DHABI GARMENT FACTORY	GPS CONSUMER DIRECT, INC.	HKH 994785	20050504	USD	45,052.50	20050629
	GPS CONSUMER DIRECT, INC. Total				45,052.50
ABU DHABI GARMENT FACTORY	THE GAP INC.	HKH 992373	20050426	USD	1,391,415.00	20050615
ABU DHABI GARMENT FACTORY	THE GAP INC.	HKH 992375	20050421	USD	676,690.00	20050615
ABU DHABI GARMENT FACTORY	THE GAP INC.	HKH 992396	20050504	USD	112,505.00	20050629
	THE GAP INC. Total				2,180,610.00
AMBATTUR CLOTHING INTL WLL	GPS CONSUMER DIRECT, INC.	HKH 994732	20050330	USD	73,706.16	20050522
AMBATTUR CLOTHING INTL WLL	GPS CONSUMER DIRECT, INC.	HKH 994761	20050421	USD	38,699.80	20050612
AMBATTUR CLOTHING INTL WLL	GPS CONSUMER DIRECT, INC.	HKH 994795	20050506	USD	76,702.80	20050703
	GPS CONSUMER DIRECT, INC. Total				189,108.76
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992302	20050330	USD	1,278,855.09	20050529
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992319	20050407	USD	441,028.01	20050605
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992357	20050421	USD	339,610.55	20050619
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992389	20050429	USD	219,703.48	20050626
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992399	20050504	USD	262,190.66	20050703
AMBATTUR CLOTHING INTL WLL	THE GAP INC.	HKH 992429	20050506	USD	1,252,013.75	20050703
	THE GAP INC. Total				3,793,401.54
AMBATTUR CLOTHING LIMITED	BANANA REPUBLIC LLC	HKH 670595	20050414	USD	53,783.30	20050608
AMBATTUR CLOTHING LIMITED	BANANA REPUBLIC LLC	HKH 670597	20050414	USD	877,419.30	20050610
AMBATTUR CLOTHING LIMITED	BANANA REPUBLIC LLC	HKH 670598	20050414	USD	790,822.14	20050610
AMBATTUR CLOTHING LIMITED	BANANA REPUBLIC LLC	HKH 670600	20050504	USD	164,366.67	20050709
	BANANA REPUBLIC LLC Total				1,886,391.41
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994709	20050310	USD	10,846.00	20050524
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994720	20050316	USD	5,377.20	20050513
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994745	20050407	USD	22,763.60	20050531
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994757	20050414	USD	148,925.50	20050607
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994758	20050414	USD	29,372.60	20050614
AMBATTUR CLOTHING LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994784	20050504	USD	28,318.00	20050628
	GPS CONSUMER DIRECT, INC. Total				245,602.90
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992056	20050126	USD	22,600.53	20050505
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992198	20050224	USD	24,897.62	20050513
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992239	20050310	USD	126,929.26	20050522
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992240	20050310	USD	13,692.69	20050526
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992256	20050316	USD	10,404.61	20050523
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992262	20050316	USD	214,594.13	20050524
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992280	20050324	USD	283,743.55	20050531
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992294	20050330	USD	29,673.32	20050524
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992325	20050407	USD	1,114,196.58	20050614
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992348	20050414	USD	200,533.04	20050618
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992358	20050421	USD	130,414.00	20050618
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992374	20050421	USD	875,727.52	20050617
AMBATTUR CLOTHING LIMITED	THE GAP INC.	HKH 992422	20050504	USD	601,220.27	20050705
AMEX LIMITED	THE GAP INC.	HKH 991908	20041229	USD	1,084.00	20050520
AMEX LIMITED	THE GAP INC.	HKH 992120	20050207	USD	542,000.00	20050624
AMEX LIMITED	THE GAP INC.	HKH 992304	20050331	USD	65,040.00	20050819
AMEX LIMITED	THE GAP INC.	HKH 992334	20050413	USD	108,400.00	20050819
AMEX LIMITED	THE GAP INC.	HKH 992362	20050421	USD	108,400.00	20050916
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 991982	20050112	USD	503,944.00	20050527
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992027	20050124	USD	11,600.00	20050610
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992028	20050124	USD	31,356.00	20050617

ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992071	20050127	USD	55,350.00	20050610
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992150	20050218	USD	18,114.74	20050429
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992121	20050207	USD	88,673.24	20050624
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992149	20050218	USD	28,136.16	20050701
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992172	20050223	USD	20,888.47	20050708
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992173	20050223	USD	453,837.60	20050715
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992227	20050310	USD	31,360.00	20050520
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992263	20050317	USD	7,980.00	20050701
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992305	20050331	USD	119,140.00	20050708
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992397	20050504	USD	41,248.20	20050916
ANANTA SPORTSWEAR LTD	THE GAP INC.	HKH 992401	20050504	USD	231,816.00	20050923
	THE GAP INC. Total				6,116,995.53
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994638	20050127	USD	11,422.60	20050610
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994671	20050218	USD	4,933.50	20050602
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994705	20050304	USD	13,790.80	20050429
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994684	20050224	USD	17,257.50	20050715
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994722	20050317	USD	2,925.00	20050729
ARMANA FASHIONS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994771	20050427	USD	15,680.00	20050617
	GPS CONSUMER DIRECT, INC. Total				66,009.40
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 991909	20041229	USD	14,725.00	20050520
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 991865	20041215	USD	30,780.00	20050429
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 991970	20050112	USD	8,500.00	20050603
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992029	20050124	USD	1,178.00	20050610
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992072	20050127	USD	349,600.00	20050624
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992128	20050207	USD	216,720.00	20050513
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992151	20050218	USD	15,480.00	20050603
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992170	20050218	USD	1,244,526.70	20050624
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992174	20050224	USD	70,805.00	20050715
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992202	20050223	USD	493,755.70	20050715
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992224	20050310	USD	171,888.48	20050708
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992225	20050310	USD	11,305.00	20050729
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992264	20050317	USD	131,001.15	20050805
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992281	20050324	USD	16,500.00	20050715
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992306	20050331	USD	49,500.00	20050819
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992310	20050407	USD	51,441.25	20050819
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992333	20050413	USD	15,687.31	20050902
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992359	20050421	USD	21,612.50	20050909
ARMANA FASHIONS LIMITED	THE GAP INC.	HKH 992400	20050504	USD	57,750.00	20050923
ARVIND MILLS LTD	THE GAP INC.	HKH 992218	20050304	USD	212,998.24	20050503
ARVIND MILLS LTD	THE GAP INC.	HKH 992283	20050324	USD	130,367.08	20050531
ARVIND MILLS LTD	THE GAP INC.	HKH 992296	20050330	USD	25,240.80	20050524
ARVIND MILLS LTD	THE GAP INC.	HKH 992314	20050407	USD	78,288.00	20050531
ARVIND MILLS LTD	THE GAP INC.	HKH 992360	20050421	USD	25,070.00	20050618
ARVIND MILLS LTD	THE GAP INC.	HKH 992403	20050504	USD	77,792.83	20050705
AZMAT FASHIONS LIMITED	THE GAP INC.	HKH 992176	20050224	USD	2,040.00	20050715
	THE GAP INC. Total				3,524,553.04
B.J EXPO PRIVATE LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994734	20050330	USD	26,425.00	20050524
B.J EXPO PRIVATE LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994750	20050413	USD	26,450.00	20050607
B.J EXPO PRIVATE LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994762	20050421	USD	10,500.00	20050614
B.J EXPO PRIVATE LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994772	20050427	USD	57,815.00	20050621
B.J EXPO PRIVATE LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994786	20050504	USD	33,975.00	20050628
	GPS CONSUMER DIRECT, INC. Total				155,165.00
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992282	20050324	USD	26,652.20	20050520
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992303	20050330	USD	545,985.80	20050531
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992315	20050407	USD	48,320.00	20050528
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992321	20050407	USD	519,400.00	20050614
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992361	20050421	USD	37,100.00	20050611
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992382	20050427	USD	721,025.00	20050719
B.J EXPO PRIVATE LIMITED	THE GAP INC.	HKH 992402	20050504	USD	52,095.00	20050702
	THE GAP INC. Total				1,950,578.00
CHOICE GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994673	20050218	USD	42,679.40	20050701
CHOICE GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994774	20050427	USD	25,311.00	20050610
	GPS CONSUMER DIRECT, INC. Total				67,990.40
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992033	20050124	USD	34,972.00	20050610

CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992074	20050127	USD	15,907.00	20050610
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992077	20050127	USD	16,400.00	20050610
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992088	20050127	USD	960,835.60	20050603
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992122	20050207	USD	21,060.00	20050610
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992132	20050207	USD	578,000.00	20050701
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992154	20050217	USD	314,540.00	20050527
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992155	20050218	USD	75,266.00	20050701
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992178	20050224	USD	27,696.00	20050715
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992226	20050310	USD	295,200.00	20050729
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992228	20050310	USD	24,140.00	20050805
CHOICE GARMENTS LIMITED	THE GAP INC.	HKH 992405	20050504	USD	43,728.00	20050916
COLUMBIA APPARELS LTD	THE GAP INC.	HKH 992395	20050504	USD	61,061.50	20050923
	THE GAP INC. Total				2,468,806.10
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994621	20050124	USD	14,720.00	20050610
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994639	20050127	USD	2,618.00	20050527
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994658	20050207	USD	6,241.20	20050624
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994672	20050218	USD	7,384.00	20050520
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994686	20050224	USD	4,021.10	20050520
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994687	20050224	USD	7,574.00	20050715
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994738	20050331	USD	27,965.00	20050610
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994773	20050427	USD	3,955.50	20050826
COLUMBIA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994787	20050504	USD	4,832.00	20050819
	GPS CONSUMER DIRECT, INC. Total				79,310.80
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 991868	20041215	USD	5,047.47	20050506
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 991913	20041231	USD	2,708.54	20050520
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 991959	20050107	USD	8,700.00	20050603
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 991968	20050107	USD	262,986.59	20050603
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 991971	20050112	USD	34,190.00	20050527
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992031	20050124	USD	135,660.00	20050603
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992032	20050124	USD	26,612.00	20050617
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992047	20050124	USD	820,372.00	20050617
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992048	20050124	USD	566,960.40	20050610
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992075	20050127	USD	54,621.00	20050617
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992078	20050127	USD	249,073.78	20050624
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992123	20050207	USD	190,006.42	20050624
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992158	20050218	USD	99,433.20	20050701
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992179	20050224	USD	384,661.18	20050708
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992180	20050224	USD	11,923.92	20050708
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992181	20050224	USD	10,086.00	20050715
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992230	20050310	USD	9,108.00	20050701
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992232	20050310	USD	8,737.97	20050805
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992265	20050317	USD	31,270.00	20050805
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992284	20050324	USD	86,400.00	20050624
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992307	20050331	USD	310,200.00	20050729
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992308	20050331	USD	16,920.00	20050729
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992311	20050407	USD	11,558.50	20050826
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992381	20050427	USD	38,352.60	20050916
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992404	20050504	USD	406,699.12	20050923
COLUMBIA GARMENTS LTD	THE GAP INC.	HKH 992406	20050504	USD	6,552.00	20050819
	THE GAP INC. Total				3,788,840.69
DELTA FASHIONS LTD.	GPS CONSUMER DIRECT, INC.	HKH 994640	20050127	USD	19,210.00	20050520
DELTA FASHIONS LTD.	GPS CONSUMER DIRECT, INC.	HKH 994690	20050223	USD	3,990.00	20050624
DELTA FASHIONS LTD.	GPS CONSUMER DIRECT, INC.	HKH 994729	20050324	USD	1,900.00	20050624
	GPS CONSUMER DIRECT, INC. Total				25,100.00
DELTA FASHIONS LTD.	THE GAP INC.	HKH 991930	20041229	USD	9,009.00	20050513
DELTA FASHIONS LTD.	THE GAP INC.	HKH 991973	20050112	USD	390,000.00	20050513
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992076	20050127	USD	52,236.00	20050520
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992092	20050127	USD	509,146.82	20050513
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992182	20050224	USD	328,700.00	20050617
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992266	20050317	USD	34,722.00	20050729
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992267	20050317	USD	135,500.00	20050722
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992274	20050317	USD	557,550.00	20050715
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992363	20050421	USD	37,056.00	20050701
DELTA FASHIONS LTD.	THE GAP INC.	HKH 992423	20050504	USD	653,600.00	20050902

	THE GAP INC. Total				2,707,519.82
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994710	20050310	USD	66,767.55	20050506
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994711	20050310	USD	1,781.54	20050506
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994735	20050330	USD	18,157.20	20050525
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994743	20050407	USD	71,850.00	20050603
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994763	20050421	USD	13,277.50	20050615
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994788	20050504	USD	93,003.00	20050629
EMBEE READYMADE GMTS IND LTD	GPS CONSUMER DIRECT, INC.	HKH 994790	20050504	USD	56,458.25	20050630
	GPS CONSUMER DIRECT, INC. Total				321,295.04
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992241	20050310	USD	614,517.73	20050513
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992257	20050316	USD	19,317.90	20050506
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992258	20050316	USD	441,912.28	20050520
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992259	20050316	USD	35,775.03	20050527
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992285	20050324	USD	192,125.00	20050518
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992231	20050310	USD	27,582.24	20050429
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992295	20050330	USD	479,303.31	20050608
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992260	20050316	USD	1,135.20	20050429
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992320	20050407	USD	27,157.00	20050603
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992323	20050407	USD	881,221.92	20050701
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992365	20050421	USD	375,996.20	20050618
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992390	20050429	USD	53,272.80	20050608
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992411	20050504	USD	74,750.00	20050629
EMBEE READYMADE GMTS IND LTD	THE GAP INC.	HKH 992424	20050504	USD	592,873.20	20050706
	THE GAP INC. Total				3,816,939.81
GAURAV INTERNATIONAL	GPS CONSUMER DIRECT, INC.	HKH 994764	20050421	USD	11,667.60	20050618
	GPS CONSUMER DIRECT, INC. Total				11,667.60
GAURAV INTERNATIONAL	THE GAP INC.	HKH 992364	20050421	USD	195,515.97	20050702
GAURAV INTERNATIONAL	THE GAP INC.	HKH 992412	20050504	USD	64,120.10	20050624
	THE GAP INC. Total				259,636.07
GLOBAL APPAREL SOLUTIONS LTD	GPS CONSUMER DIRECT, INC.	HKH 994712	20050310	USD	45,700.00	20050729
GLOBAL APPAREL SOLUTIONS LTD	GPS CONSUMER DIRECT, INC.	HKH 994723	20050317	USD	50,880.00	20050729
GLOBAL APPAREL SOLUTIONS LTD	GPS CONSUMER DIRECT, INC.	HKH 994739	20050407	USD	4,700.00	20050610
	GPS CONSUMER DIRECT, INC. Total				101,280.00
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 992035	20050124	USD	240,000.00	20050513
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 992037	20050124	USD	29,952.00	20050610
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 991870	20041215	USD	66,742.25	20050429
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 992080	20050127	USD	25,344.00	20050610
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 992124	20050207	USD	317,760.00	20050610
GLOBAL APPAREL SOLUTIONS LTD	THE GAP INC.	HKH 992413	20050504	USD	425,316.00	20050916
	THE GAP INC. Total				1,105,114.25
GOKALDAS EXPORTS	GPS CONSUMER DIRECT, INC.	HKH 994794	20050504	USD	47,177.00	20050628
	GPS CONSUMER DIRECT, INC. Total				47,177.00
GOKALDAS EXPORTS	THE GAP INC.	HKH 992376	20050421	USD	1,025,640.00	20050705
GOKALDAS EXPORTS	THE GAP INC.	HKH 992408	20050504	USD	225,937.00	20050702
GOKALDAS EXPORTS	THE GAP INC.	HKH 992425	20050504	USD	1,460,930.00	20050802
	THE GAP INC. Total				2,712,507.00
GOKALDAS INDIA	GPS CONSUMER DIRECT, INC.	HKH 994765	20050421	USD	12,080.00	20050628
	GPS CONSUMER DIRECT, INC. Total				12,080.00
GOKALDAS INDIA	THE GAP INC.	HKH 992349	20050414	USD	181,807.62	20050610
GOKALDAS INDIA	THE GAP INC.	HKH 992350	20050414	USD	81,828.00	20050607
GOKALDAS INDIA	THE GAP INC.	HKH 992366	20050421	USD	108,185.60	20050625
GOKALDAS INDIA	THE GAP INC.	HKH 992421	20050504	USD	45,580.00	20050702
GOKALDAS INDIA	THE GAP INC.	HKH 992428	20050504	USD	1,357,631.79	20050705
	THE GAP INC. Total				1,775,033.01
GULF BARAKA APPAREL W.L.L	BANANA REPUBLIC LLC	HKH 670602	20050504	USD	70,324.80	20050619
	BANANA REPUBLIC LLC Total				70,324.80
GULF BARAKA APPAREL W.L.L	GPS CONSUMER DIRECT, INC.	HKH 994713	20050310	USD	10,282.80	20050501
GULF BARAKA APPAREL W.L.L	GPS CONSUMER DIRECT, INC.	HKH 994721	20050316	USD	16,371.00	20050508
GULF BARAKA APPAREL W.L.L	GPS CONSUMER DIRECT, INC.	HKH 994736	20050330	USD	19,521.90	20050522
GULF BARAKA APPAREL W.L.L	GPS CONSUMER DIRECT, INC.	HKH 994766	20050421	USD	100,549.70	20050626
GULF BARAKA APPAREL W.L.L	GPS CONSUMER DIRECT, INC.	HKH 994796	20050506	USD	79,594.80	20050703
	GPS CONSUMER DIRECT, INC. Total				226,320.20
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992169	20050218	USD	442,713.00	20050503
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992234	20050310	USD	90,774.00	20050504

GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992243	20050310	USD	258,968.93	20050501
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992261	20050316	USD	5,184.14	20050504
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992286	20050324	USD	215,396.16	20050517
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992297	20050330	USD	321,244.21	20050529
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992312	20050407	USD	438,623.50	20050703
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992351	20050414	USD	137,641.36	20050605
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992367	20050421	USD	159,743.55	20050619
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992391	20050429	USD	44,636.16	20050619
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992407	20050504	USD	164,029.83	20050801
GULF BARAKA APPAREL W.L.L	THE GAP INC.	HKH 992430	20050506	USD	1,136,603.33	20050807
	THE GAP INC. Total				3,415,558.17
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670585	20050324	USD	167,601.50	20050628
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670588	20050330	USD	60,148.00	20050628
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670589	20050407	USD	234,045.76	20050617
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670596	20050414	USD	188,639.00	20050610
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670601	20050504	USD	430,196.59	20050628
K. MOHAN AND COMPANY (EXPORTS)	BANANA REPUBLIC LLC	HKH 670603	20050504	USD	121,585.04	20050709
	BANANA REPUBLIC LLC Total				1,202,215.89
K. MOHAN AND COMPANY (EXPORTS)	GPS CONSUMER DIRECT, INC.	HKH 994737	20050330	USD	11,116.80	20050524
K. MOHAN AND COMPANY (EXPORTS)	GPS CONSUMER DIRECT, INC.	HKH 994744	20050407	USD	7,727.95	20050531
K. MOHAN AND COMPANY (EXPORTS)	GPS CONSUMER DIRECT, INC.	HKH 994789	20050504	USD	75,940.40	20050628
	GPS CONSUMER DIRECT, INC. Total				94,785.15
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992292	20050324	USD	338,815.95	20050531
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992298	20050330	USD	52,920.00	20050524
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992324	20050407	USD	562,932.00	20050607
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992335	20050413	USD	19,278.00	20050617
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992398	20050421	USD	276,040.97	20050701
K. MOHAN AND COMPANY (EXPORTS)	THE GAP INC.	HKH 992426	20050504	USD	619,295.38	20050730
	THE GAP INC. Total				1,869,282.30
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670586	20050324	USD	288,090.00	20050628
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670587	20050330	USD	324,366.97	20050524
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670592	20050413	USD	254,142.97	20050610
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670593	20050413	USD	180,532.80	20050604
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670604	20050504	USD	462,710.69	20050628
LEELA SCOTTISH LACE LTD	BANANA REPUBLIC LLC	HKH 670605	20050504	USD	79,771.14	20050701
	BANANA REPUBLIC LLC Total				1,589,614.57
LEELA SCOTTISH LACE LTD	GPS CONSUMER DIRECT, INC.	HKH 994741	20050407	USD	15,366.00	20050531
	GPS CONSUMER DIRECT, INC. Total				15,366.00
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992299	20050330	USD	46,200.00	20050524
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992313	20050407	USD	72,555.00	20050524
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992336	20050413	USD	59,160.00	20050607
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992369	20050421	USD	14,060.00	20050614
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992409	20050504	USD	49,800.00	20050705
LEELA SCOTTISH LACE LTD	THE GAP INC.	HKH 992410	20050504	USD	85,940.00	20050628
	THE GAP INC. Total				327,715.00
LIGHT STYLE GARMENT	GPS CONSUMER DIRECT, INC.	HKH 994767	20050421	USD	7,371.00	20050619
	GPS CONSUMER DIRECT, INC. Total				7,371.00
LIGHT STYLE GARMENT	THE GAP INC.	HKH 992337	20050413	USD	98,091.00	20050605
LIGHT STYLE GARMENT	THE GAP INC.	HKH 992370	20050421	USD	108,297.00	20050612
	THE GAP INC. Total				206,388.00
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994627	20050124	USD	1,465.00	20050520
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994641	20050127	USD	5,200.00	20050520
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994674	20050218	USD	24,751.40	20050610
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994714	20050310	USD	20,304.00	20050722
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994724	20050317	USD	12,130.00	20050729
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994740	20050407	USD	4,968.00	20050722
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994776	20050427	USD	5,460.00	20050909
NKK KNITWEAR LTD	GPS CONSUMER DIRECT, INC.	HKH 994791	20050504	USD	34,168.00	20050902
	GPS CONSUMER DIRECT, INC. Total				108,446.40
NKK KNITWEAR LTD	THE GAP INC.	HKH 991975	20050112	USD	34,505.00	20050603
NKK KNITWEAR LTD	THE GAP INC.	HKH 991983	20050112	USD	650,123.80	20050513
NKK KNITWEAR LTD	THE GAP INC.	HKH 992081	20050127	USD	22,100.00	20050520
NKK KNITWEAR LTD	THE GAP INC.	HKH 992089	20050127	USD	589,784.96	20050527
NKK KNITWEAR LTD	THE GAP INC.	HKH 992093	20050127	USD	839,140.65	20050603

NKK KNITWEAR LTD	THE GAP INC.	HKH 992125	20050207	USD	243,288.00	20050603
NKK KNITWEAR LTD	THE GAP INC.	HKH 992038	20050124	USD	8,954.06	20050520
NKK KNITWEAR LTD	THE GAP INC.	HKH 992159	20050218	USD	78,539.65	20050624
NKK KNITWEAR LTD	THE GAP INC.	HKH 992188	20050224	USD	25,130.00	20050624
NKK KNITWEAR LTD	THE GAP INC.	HKH 992189	20050224	USD	59,360.00	20050715
NKK KNITWEAR LTD	THE GAP INC.	HKH 992204	20050224	USD	582,048.00	20050617
NKK KNITWEAR LTD	THE GAP INC.	HKH 992236	20050310	USD	58,889.00	20050722
NKK KNITWEAR LTD	THE GAP INC.	HKH 992244	20050310	USD	1,351,742.00	20050722
NKK KNITWEAR LTD	THE GAP INC.	HKH 992268	20050317	USD	334,725.00	20050809
NKK KNITWEAR LTD	THE GAP INC.	HKH 992269	20050317	USD	103,800.00	20050729
NKK KNITWEAR LTD	THE GAP INC.	HKH 992316	20050407	USD	481,450.00	20050819
NKK KNITWEAR LTD	THE GAP INC.	HKH 992317	20050407	USD	17,376.00	20050729
NKK KNITWEAR LTD	THE GAP INC.	HKH 992377	20050421	USD	617,790.00	20050826
NKK KNITWEAR LTD	THE GAP INC.	HKH 992414	20050504	USD	24,180.00	20050916
NKK KNITWEAR LTD	THE GAP INC.	HKH 992415	20050504	USD	454,350.00	20050916
	THE GAP INC. Total				6,577,276.12
OCEAN GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994675	20050218	USD	3,055.00	20050530
	GPS CONSUMER DIRECT, INC. Total				3,055.00
OCEAN GARMENTS LIMITED	THE GAP INC.	HKH 992090	20050127	USD	107,823.17	20050530
OCEAN GARMENTS LIMITED	THE GAP INC.	HKH 992126	20050207	USD	37,900.00	20050530
OCEAN GARMENTS LIMITED	THE GAP INC.	HKH 992131	20050207	USD	535,000.00	20050530
OCEAN GARMENTS LIMITED	THE GAP INC.	HKH 992160	20050218	USD	51,568.00	20050704
OCEAN GARMENTS LIMITED	THE GAP INC.	HKH 992162	20050215	USD	430,470.00	20050704
	THE GAP INC. Total				1,162,761.17
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994642	20050127	USD	91,692.00	20050610
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994659	20050207	USD	17,640.00	20050610
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994697	20050224	USD	4,425.00	20050708
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994699	20050224	USD	8,395.20	20050624
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994715	20050310	USD	11,234.40	20050729
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994725	20050317	USD	15,297.00	20050805
PACIFIC JEANS LTD	GPS CONSUMER DIRECT, INC.	HKH 994726	20050317	USD	10,460.00	20050527
	GPS CONSUMER DIRECT, INC. Total				159,143.60
PACIFIC JEANS LTD	THE GAP INC.	HKH 991976	20050112	USD	30,291.00	20050527
PACIFIC JEANS LTD	THE GAP INC.	HKH 992040	20050124	USD	48,694.00	20050527
PACIFIC JEANS LTD	THE GAP INC.	HKH 992041	20050124	USD	12,517.12	20050527
PACIFIC JEANS LTD	THE GAP INC.	HKH 992082	20050127	USD	222,177.00	20050610
PACIFIC JEANS LTD	THE GAP INC.	HKH 992091	20050127	USD	1,000,775.00	20050624
PACIFIC JEANS LTD	THE GAP INC.	HKH 992094	20050127	USD	1,256,637.10	20050513
PACIFIC JEANS LTD	THE GAP INC.	HKH 992171	20050216	USD	755,786.80	20050701
PACIFIC JEANS LTD	THE GAP INC.	HKH 992190	20050224	USD	69,553.00	20050708
PACIFIC JEANS LTD	THE GAP INC.	HKH 992205	20050224	USD	1,369,345.00	20050715
PACIFIC JEANS LTD	THE GAP INC.	HKH 992206	20050222	USD	1,383,630.00	20050715
PACIFIC JEANS LTD	THE GAP INC.	HKH 992235	20050310	USD	147,921.00	20050805
PACIFIC JEANS LTD	THE GAP INC.	HKH 992237	20050310	USD	21,750.00	20050805
PACIFIC JEANS LTD	THE GAP INC.	HKH 992245	20050310	USD	728,469.00	20050729
PACIFIC JEANS LTD	THE GAP INC.	HKH 992270	20050317	USD	74,976.00	20050805
PACIFIC JEANS LTD	THE GAP INC.	HKH 992275	20050317	USD	633,822.00	20050729
PACIFIC JEANS LTD	THE GAP INC.	HKH 992287	20050324	USD	359,247.28	20050805
PACIFIC JEANS LTD	THE GAP INC.	HKH 992289	20050324	USD	18,615.00	20050624
	THE GAP INC. Total				8,134,206.30
PEE EMPRO EXPORTS PVT LTD	GPS CONSUMER DIRECT, INC.	HKH 994768	20050421	USD	29,700.00	20050618
	GPS CONSUMER DIRECT, INC. Total				29,700.00
PEE EMPRO EXPORTS PVT LTD	THE GAP INC.	HKH 992371	20050421	USD	53,256.00	20050618
PEE EMPRO EXPORTS PVT LTD	THE GAP INC.	HKH 992378	20050421	USD	639,836.00	20050624
	THE GAP INC. Total				693,092.00
PENINSULA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994677	20050218	USD	3,055.00	20050624
PENINSULA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994751	20050413	USD	3,055.00	20050722
PENINSULA GARMENTS LTD	GPS CONSUMER DIRECT, INC.	HKH 994769	20050421	USD	7,875.00	20050819
	GPS CONSUMER DIRECT, INC. Total				13,985.00
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992043	20050124	USD	120,020.00	20050603
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992095	20050127	USD	611,957.99	20050701
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992127	20050207	USD	32,639.16	20050527
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992161	20050218	USD	40,950.00	20050624
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 991858	20041208	USD	69,504.00	20050429

PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992165	20050218	USD	12,220.00	20050624
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992309	20050331	USD	276,315.00	20050610
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992372	20050421	USD	11,550.00	20050819
PENINSULA GARMENTS LTD	THE GAP INC.	HKH 992383	20050428	USD	155,400.00	20050812
	THE GAP INC. Total				1,330,556.15
REFAT GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994752	20050413	USD	8,576.00	20050715
REFAT GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994775	20050427	USD	23,276.00	20050624
REFAT GARMENTS LIMITED	GPS CONSUMER DIRECT, INC.	HKH 994792	20050504	USD	17,162.00	20050902
	GPS CONSUMER DIRECT, INC. Total				49,014.00
REFAT GARMENTS LIMITED	THE GAP INC.	HKH 992338	20050413	USD	218,400.00	20050708
REFAT GARMENTS LIMITED	THE GAP INC.	HKH 992340	20050413	USD	16,800.00	20050902
REFAT GARMENTS LIMITED	THE GAP INC.	HKH 992416	20050504	USD	391,300.68	20050923
REFAT GARMENTS LIMITED	THE GAP INC.	HKH 992417	20050504	USD	19,034.40	20050916
REFAT GARMENTS LIMITED	THE GAP INC.	HKH 992420	20050504	USD	41,360.00	20050916
RICHA GLOBAL	THE GAP INC.	HKH 992300	20050330	USD	10.80	20050513
	THE GAP INC. Total				686,905.88
SAJID APPARELS LTD	GPS CONSUMER DIRECT, INC.	HKH 994643	20050127	USD	445.00	20050520
SAJID APPARELS LTD	GPS CONSUMER DIRECT, INC.	HKH 994678	20050218	USD	5,452.00	20050624
SAJID APPARELS LTD	GPS CONSUMER DIRECT, INC.	HKH 994679	20050218	USD	31,095.00	20050701
SAJID APPARELS LTD	GPS CONSUMER DIRECT, INC.	HKH 994716	20050310	USD	10,140.00	20050805
SAJID APPARELS LTD	GPS CONSUMER DIRECT, INC.	HKH 994730	20050324	USD	7,942.00	20050722
	GPS CONSUMER DIRECT, INC. Total				55,074.00
SAJID APPARELS LTD	THE GAP INC.	HKH 992163	20050218	USD	28,739.00	20050624
SAJID APPARELS LTD	THE GAP INC.	HKH 991859	20041208	USD	36,560.00	20050429
SAJID APPARELS LTD	THE GAP INC.	HKH 992164	20050218	USD	50,550.00	20050701
SAJID APPARELS LTD	THE GAP INC.	HKH 992166	20050218	USD	62,806.56	20050617
	THE GAP INC. Total				178,655.56
Processed by HSBC Hong Kong	Total (GAP India)				67,660,577.93
	Total				92,683,195.74
Under USD125m 3 year facility	Total DC Outstanding: USD92,683,195.74
	Total Bill Outstanding: USD32,304,655.05
	Grand Total USD124,987,850.79
SAJID APPARELS LTD	THE GAP INC.	HKH 991977	20050112	USD	14,760.00	20050527
SAJID APPARELS LTD	THE GAP INC.	HKH 992085	20050127	USD	81,470.00	20050617
SAJID APPARELS LTD	THE GAP INC.	HKH 992084	20050127	USD	13,290.00	20050610
SAJID APPARELS LTD	THE GAP INC.	HKH 992096	20050127	USD	776,064.80	20050624
SAJID APPARELS LTD	THE GAP INC.	HKH 992191	20050223	USD	144,000.00	20050715
SAJID APPARELS LTD	THE GAP INC.	HKH 992192	20050223	USD	8,550.00	20050624
SAJID APPARELS LTD	THE GAP INC.	HKH 992194	20050223	USD	81,290.00	20050715
SAJID APPARELS LTD	THE GAP INC.	HKH 992238	20050310	USD	257,229.24	20050729
SAJID APPARELS LTD	THE GAP INC.	HKH 992271	20050317	USD	47,580.00	20050624
SAJID APPARELS LTD	THE GAP INC.	HKH 992272	20050317	USD	14,400.00	20050701
SAJID APPARELS LTD	THE GAP INC.	HKH 992273	20050317	USD	45,472.00	20050805
SAJID APPARELS LTD	THE GAP INC.	HKH 992288	20050324	USD	34,027.00	20050729
SAJID APPARELS LTD	THE GAP INC.	HKH 992290	20050324	USD	344,135.63	20050819
	THE GAP INC. Total				1,862,268.67
SHAHI EXPORT HOUSE	GPS CONSUMER DIRECT, INC.	HKH 994742	20050407	USD	91,923.00	20050618
SHAHI EXPORT HOUSE	GPS CONSUMER DIRECT, INC.	HKH 994770	20050421	USD	41,414.00	20050618
SHAHI EXPORT HOUSE	GPS CONSUMER DIRECT, INC.	HKH 994793	20050504	USD	15,970.00	20050705
	GPS CONSUMER DIRECT, INC. Total				149,307.00
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992291	20050324	USD	488.56	20050430
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992293	20050324	USD	1,243,968.20	20050531
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992301	20050330	USD	212,000.00	20050531
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992318	20050407	USD	256,140.00	20050618
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992322	20050407	USD	1,228,732.00	20050603
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992339	20050413	USD	88,902.00	20050607
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992341	20050413	USD	1,428,305.00	20050624
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992379	20050421	USD	861,175.00	20050712
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992380	20050421	USD	579,327.20	20050702
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992418	20050504	USD	457,810.00	20050712

SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992419	20050504	USD	86,875.00	20050709
SHAHI EXPORT HOUSE	THE GAP INC.	HKH 992427	20050504	USD	766,030.00	20050712
	THE GAP INC. Total				7,209,752.96		9,509,294.00
Z3 DRESSES LTD	GPS CONSUMER DIRECT, INC.	HKH 994660	20050207	USD	7,130.00	20050527
Z3 DRESSES LTD	GPS CONSUMER DIRECT, INC.	HKH 994680	20050218	USD	4,108.00	20050527
Z3 DRESSES LTD	GPS CONSUMER DIRECT, INC.	HKH 994700	20050224	USD	10,935.00	20050715
	GPS CONSUMER DIRECT, INC. Total				22,173.00
Z3 DRESSES LTD	THE GAP INC.	HKH 992167	20050218	USD	79,854.32	20050520
Z3 DRESSES LTD	THE GAP INC.	HKH 992168	20050218	USD	9,867.00	20050527
Z3 DRESSES LTD	THE GAP INC.	HKH 992195	20050224	USD	162,199.05	20050708
Z3 DRESSES LTD	THE GAP INC.	HKH 992196	20050224	USD	13,872.00	20050715
THE GAP INC. Total					265,792.37
Processed by HSBC Hong Kong	Total (GAP India)				9,509,294.00
Under USD100m 364 day facility		Grand Total		USD	9,509,294.00

Schedule III

LC SUBSIDIARIES

1.	Banana Republic, LLC

2.	Gap (Canada) Inc.

3.	Gap (France) S.A.S.

4.	Gap (Japan) K.K.

5.	Gap (Netherlands) B.V.

6.	GPS Consumer Direct, Inc.

7.	GPS (Great Britain) Limited

8.	Old Navy (Canada) Inc.

9.	Forth & Towne LLC

Schedule IV

PLANS

None

Schedule V

ERISA MATTERS

None

Schedule VI

ENVIRONMENTAL MATTERS

None

Schedule VII

EXISTING DEBT

Borrower	Amount	Type of Debt	Date Expires

Gap (Japan) K.K.	USD 50,000,000	6.25% 10-Year Notes	March 1, 2009
Gap (France) SAS	Euro 2,145,619	Bank Guarantee for lease payments in France Societe Generale	Evergreen
GIS Singapore	SGD 200,000	Bank Guarantee for lease payments in Citibank	Evergreen
GIS Holdings Ltd.	HKD 5,000,000	Bank Guarantee for lease payments in Citibank	Evergreen
GIS Dubai	USD 164,000	Continuing Guarantee for operating expenses in HSBC	Evergreen

Schedule VIII

EXISTING LIENS

Landlord Liens:

Lease Agreement, between Metropolitan Life Insurance Company, on behalf of the Tower Fund, a commingled separate account, as Landlord and The Gap, Inc., as Tenant for Gateway Business Center, Building #1, City of Grove City, Ohio, dated January 29, 1998 (the Ohio Catalog Center)

Amended and Restated Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord and The Gap, Inc., as Tenant for 1200 Worldwide Blvd., Hebron, Kentucky, dated March 10, 1998 (the Gap Outlet Distribution Center)

Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord, and The Gap, Inc., as Tenant for 1405 Worldwide Blvd., Hebron, Kentucky, dated June 15, 2000 (the Old Navy Outlet Distribution Center)

Exhibit A-1 to the

Letter of Credit Agreement

[FORM OF OPINION OF COUNSEL TO THE ACCOUNT PARTIES]

1. The California Subsidiary is authorized to exercise all its powers, rights and privileges and is in good legal standing under the laws of the State of California, and each of the Company and the Delaware Subsidiaries is validly existing and in good standing under the Applicable Law of the State of Delaware.

2. Each Loan Party has the power and authority to execute, deliver and perform all of its obligations under each of the Letter of Credit Agreements to which it is a party, and the execution and delivery of each of the Letter of Credit Agreements by each Loan Party which is a party thereto and the consummation by each Loan Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each Loan Party. Each of the Letter of Credit Agreements has been duly executed and delivered by each Loan Party, which is a party thereto.

3. The execution and delivery by each Loan Party of each of the Letter of Credit Agreements to which it is a party and the performance by each Loan Party of its obligations under each of the Letter of Credit Agreements, each in accordance with its terms, does not (i) conflict with the Constitutive Documents of such Loan Party, (ii) constitute a violation of, or a default under, any Applicable Contracts or (iii) cause the creation of any security interest or lien upon any of the property of such Loan Party pursuant to any Applicable Contracts to which it is a party. I call to your attention that certain of the Applicable Contracts are governed by laws other than those as to which I express my opinion. I express no opinion as to the effect of such other laws on the opinions herein stated.

4. Neither the execution, delivery nor performance by any Loan Party of the Letter of Credit Agreements to which it is a party will contravene any provision of any Applicable Law.

5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance of any of the Letter of Credit Agreements by any Loan Party.

6. There is no action, suit or proceeding pending or, to my knowledge, overtly threatened against any Loan Party in or before any court, Governmental Authority or arbitrator, which has a reasonable probability (taking into account the exhaustion of all appeals and the assertion of all defenses) of having a Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document.

Exhibit A-2 to the

Letter of Credit Agreement

[FORM OF CORPORATE OPINION OF SPECIAL NEW YORK COUNSEL TO THE

ACCOUNT PARTIES]

1. Each of the Letter of Credit Agreements constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms.

2. The execution, delivery or performance by each Loan Party of the Letter of Credit Agreements will not contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

3. No Governmental Approval, which has not been obtained or made, is required to be obtained or made by a Loan Party in connection with the execution or delivery of any of the Letter of Credit Agreements by any Loan Party or the enforceability of the Letter of Credit Agreements against any Loan Party.

4. None of the Loan Parties is and, solely after giving effect to the transactions contemplated by the Letter of Credit Agreements, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit B to the

Letter of Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Exh B - 1

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am the duly elected Senior Vice President and Treasurer of The Gap, Inc., a Delaware corporation (the “Company”);

(2) I have reviewed the terms of that certain 3-Year Letter of Credit Agreement dated as of May 6, 2005, as amended, supplemented or otherwise modified to the date hereof (said Letter of Credit Agreement, as so amended, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among the Company, certain subsidiaries thereof, and HSBC Bank USA, National Association, as LC Issuer, and the terms of the other LC Facility Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking or proposes to take with respect to each such condition or event:

[        ]

1

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this                      day of                     , 200   pursuant to Section 6.04(c) of the Credit Agreement.

THE GAP, INC.

By
Name:
Title:

Exh. C Page 2

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of                     , 200   and pertains to the period from                     , 200   to                     , 200  . Subsection references herein relate to subsections of the Credit Agreement.

A.	Leverage Ratio
( for the four-Fiscal Quarter period ending , 200 )

	1.	Funded Debt	$

	2.	Consolidated Net Income	$

	3.	Consolidated Interest Expense	$

	4.	Provisions for Taxes based on Income	$

	5.	Total Depreciation Expense	$

	6.	Total Amortization Expense	$

	7.	Consolidated EBITDA (2+3+4+5+6)	$

	8.	Leverage Ratio (1:7)		:1.00

	9.	Minimum ratio required under § 6.03		2.25 : 1.00

B.	Fixed Charge Coverage Ratio
(for the four-Fiscal Quarter period ending , 200 )

	1.	Consolidated Net Income	$

	2.	Consolidated Interest Expense	$

	3.	Provisions for Taxes based on Income	$

	4.	Total Depreciation Expense	$

	5.	Total Amortization Expense	$

	6.	Consolidated EBITDA (1+2+3+4+5)	$

	7.	Lease Expense	$

	8.	Consolidated Interest Expense	$

	9.	Fixed Charge Coverage Ratio (6 + 7) : (7+8))		:1.00

	10.	Minimum ratio required under § 6.03		2.00 :1.00

Attachment No. 1 to Compliance Certificate - Page 1